                                                                   EXHIBIT 10.45
================================================================================



                                  SIMULA, INC.
                                       AND
                      ITS DIRECT AND INDIRECT SUBSIDIARIES

                                 $25,000,000.00


                        AND CONTINGENT REFINANCE FACILITY


                                 LOAN AGREEMENT


                         Dated as of September 26, 2001




                              Financing provided by

                           ALLIED CAPITAL CORPORATION



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
                                TABLE OF CONTENTS

SECTION           DESCRIPTION                                                      PAGE

PREAMBLE
Parties                                                                              1
Recitals                                                                             1

ARTICLE I LOAN AND TERMS OF PAYMENT.............................................     2

   Section 1.1    Loan..........................................................     2
   Section 1.2    Interest Rate.................................................     3
   Section 1.3    Principal and Interest Payments...............................     3
   Section 1.4    Default Rate..................................................     3
   Section 1.5    Fees..........................................................     4
   Section 1.6    Prepayments/Redemptions.......................................     4
   Section 1.7    Payments after Event of Default...............................     6
   Section 1.8    Method of Payments; Immediately Available Funds...............     6
   Section 1.9    Savings Clause................................................     6
   Section 1.10   Collateral....................................................     6

ARTICLE II GUARANTIES...........................................................     7

ARTICLE III REPRESENTATIONS AND WARRANTIES......................................     8

   Section 3.1    Due Organization; Authority; Binding Obligation...............     8
   Section 3.2    Principal Business; Title to Assets...........................     8
   Section 3.3    Litigation....................................................     9
   Section 3.4    Taxes.........................................................     9
   Section 3.5    Financial Statements..........................................    10
   Section 3.6    Leases........................................................    10
   Section 3.7    Material Contracts; Accounts Payable..........................    10
   Section 3.8    Disclosure....................................................    10
   Section 3.9    Specified Debt Documents......................................    11
   Section 3.10   No Material Change............................................    11
   Section 3.11   No Side Agreements............................................    11
   Section 3.12   Compliance; Non-Contravention.................................    12
   Section 3.13   Governmental Permits; Third-Party Consents....................    12
   Section 3.14   Fees & Brokerage..............................................    12
   Section 3.15   Other Debts...................................................    12
   Section 3.16   Capitalization................................................    12
   Section 3.17   Solvency......................................................    13
   Section 3.18   Investment Company Act Representations........................    13
   Section 3.19   Regulatory Compliance.........................................    13
   Section 3.20   Employee Benefit Matters......................................    13
   Section 3.21   Collective Bargaining.........................................    14
   Section 3.22   Employees and Employment Agreements...........................    14
   Section 3.23   Related-Party Transactions....................................    14


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
   Section 3.24   No Competing Business Interests...............................    15
   Section 3.25   No Conflicting Non-Competition Agreements.....................    15
   Section 3.26   Patents, Trademarks, Copyrights, Licenses, Etc................    15

ARTICLE IV AFFIRMATIVE COVENANTS................................................    15

   Section 4.1    Monthly Financials............................................    15
   Section 4.2    Certification of Non-Default..................................    16
   Section 4.3    Year-end Financials; Annual Audit.............................    16
   Section 4.4    Projected Financials and Budget; Audit Reports................    16
   Section 4.5    Regulatory Filings............................................    17
   Section 4.6    Notice of Litigation..........................................    17
   Section 4.7    Notice of Defaults or Judgments...............................    17
   Section 4.8    Board Meetings................................................    17
   Section 4.9    Insurance.....................................................    18
   Section 4.10   Use of Proceeds; Certification................................    18
   Section 4.11   Future Financing..............................................    18
   Section 4.12   Access to Records.............................................    18
   Section 4.13   Financial Covenants...........................................    19
   Section 4.14   Payments under the Note and Other Debts.......................    21
   Section 4.15   Maintain Existence............................................    22
   Section 4.16   Financing Statements..........................................    22
   Section 4.17   Information Requests..........................................    22
   Section 4.18   Compliance With Applicable Law................................    22
   Section 4.19   Further Assurance.............................................    22
   Section 4.20   Environmental Matters.........................................    22
   Section 4.21   Real Estate Matters...........................................    23
   Section 4.22   Sale of Designated Companies..................................    23

ARTICLE V NEGATIVE COVENANTS....................................................    24

   Section 5.1    Change of Control.............................................    24
   Section 5.2    Restricted Payments...........................................    24
   Section 5.3    Disposal of Assets............................................    24
   Section 5.4    Liens and Related Matters.....................................    24
   Section 5.5    Restriction on Fundamental Changes............................    25
   Section 5.6    Fees..........................................................    25
   Section 5.7    Affiliate Transactions........................................    25
   Section 5.8    Change in Companies, Subsidiaries or Business.................    25
   Section 5.9    Judgments.....................................................    26
   Section 5.10   Additional Debt...............................................    26
   Section 5.11   Permitted Investments.........................................    27
   Section 5.12   Debt Modifications............................................    27
   Section 5.13   Fiscal Year...................................................    27

ARTICLE VI TERMINATION..........................................................    27

ARTICLE VII DEFAULT.............................................................    27

   Section 7.1    Events of Default.............................................    27
   Section 7.2    Remedies......................................................    29
   Section 7.3    Application of Proceeds Following Default.....................    30

ARTICLE VIII CONDITIONS TO CLOSING..............................................    30

   Section 8.1    Issuance of Note..............................................    30
   Section 8.2    Transaction Documents.........................................    30
   Section 8.3    Certified Documents...........................................    30
   Section 8.4    Representations and Warranties; No Default; No Adverse Change.    31
   Section 8.5    Opinions of Counsel...........................................    31
   Section 8.6    Transaction Permitted by Applicable Laws; No Injunction.......    31
   Section 8.7    Approvals and Consents........................................    31
   Section 8.8    Compliance with Securities Laws...............................    31
   Section 8.9    Specified Debt Documents......................................    32
   Section 8.10   Expenses......................................................    32
   Section 8.11   Closing Fee...................................................    32
   Section 8.12   Insurance.....................................................    32
   Section 8.13   Due Diligence.................................................    32

ARTICLE IX CONDITIONS TO FUNDING OF CONTINGENT REFINANCE LOAN...................    32

   Section 9.1    Representations and Warranties; No Default; No Adverse Change.    32
   Section 9.2    Transaction Permitted by Applicable Laws; No Injunction.......    33
   Section 9.3    Compliance with Securities Laws...............................    33
   Section 9.4    Specified Debt Documents......................................    33
   Section 9.5    Additional Documentation......................................    33

ARTICLE X FEES AND COSTS........................................................    33

ARTICLE XI INDEMNIFICATION; ENVIRONMENTAL LIABILITY.............................    34

ARTICLE XII CUMULATIVE REMEDIES; NO IMPLIED WAIVER..............................    35

   Section 12.1   Cumulating; Receivership......................................    35
   Section 12.2   No Implied Waiver.............................................    35

ARTICLE XIII PARTIES............................................................    35

ARTICLE XIV NOTICE..............................................................    36

ARTICLE XV RELATIONSHIP OF THE PARTIES..........................................    36

ARTICLE XVI CONTROLLING LAW; VENUE AND JURISDICTION; SERVICE OF PROCESS.........    37

ARTICLE XVII WAIVER OF TRIAL BY JURY............................................    38

ARTICLE XVIII CAPTIONS; SEVERANCE...............................................    38

ARTICLE XIX COUNTERPARTS; ENTIRE AGREEMENT......................................    38

ARTICLE XX DEFINITIONS AND RULES OF CONSTRUCTION................................    39

   Section 20.1   Definitions...................................................    39
   Section 20.2   Rules of Construction.........................................    48

                                 LOAN AGREEMENT


            THIS LOAN AGREEMENT is made as of September 26, 2001 by and among
(i) Simula, Inc., an Arizona corporation (collectively with its successors and assigns, "Simula"), (ii) the direct and indirect Subsidiaries of Simula listed on the signature pages hereto (collectively with Simula and with their successors and assigns, the "Companies", and each individually a "Company") and
(iii) Allied Capital Corporation, a Maryland corporation (collectively with its successors and assigns, "Holder"). Capitalized terms not otherwise defined herein shall have the meanings set out in the definition section hereof, which is Section 20.1.

                                    RECITALS

            Simula and the other Companies desire to borrow from Holder, and Holder desires, on the terms and conditions set forth herein, to lend to the Companies on a joint and several basis a term loan in the original principal amount of $25,000,000 (collectively with all modifications, renewals, extensions and replacements thereof and therefor, the "Initial Loan"), the proceeds of which shall be used (i) to repay in full on the Closing Date all Debt owing by the Companies to Levine Leichtman Capital Partners II, L.P., a California limited partnership, (ii) for working capital purposes of the Companies and
(iii) to pay fees, costs and expenses in connection with the transactions contemplated hereby (collectively, the "Initial Specified Loan Purposes"). In the event that Simula and/or the other Companies shall have failed by August 31, 2003 to enter into Permitted Bank One Refinancing Documents, Simula and the other Companies desire to borrow from Holder, and Holder may desire, in its sole discretion, and on the terms and conditions set forth herein, to lend to the Companies on a joint and several basis on any single date over the period commencing on September 1, 2003 through and including September 30, 2003 an additional term loan in the original principal amount equal to the sum of (x) the then outstanding principal amount of the 9 1/2% Senior Subordinated Notes together with all accrued and unpaid interest and fees thereon and (y) the amount of the Contingent Loan Fee (collectively with all modifications, renewals, extensions and replacements thereof and therefor, the "Contingent Refinance Loan"). The proceeds of the Contingent Refinance Loan shall be immediately used by Simula to (i) repay in full the 9 1/2% Senior Subordinated Notes together with all accrued and unpaid interest and fees thereon and (ii) to pay the Contingent Loan Fee (the "Contingent Refinance Loan Purposes").

                                   PROVISIONS

            In consideration of the premises and the representations, warranties, covenants and other agreements herein, Holder and the Companies hereby agree as set forth below.

                                   ARTICLE I
                            LOAN AND TERMS OF PAYMENT

            Section 1.1     Loan.

            (a) Amount and Disbursement. The Initial Loan shall consist of a term loan from Holder to the Companies, on a joint and several basis, in an original principal amount equal to $25,000,000. Holder shall disburse the entire amount of the Initial Loan to or as directed by the Companies when all terms and conditions in Article VIII have been satisfied. The Contingent Refinance Loan shall consist of a term loan from Holder to the Companies, on a joint and several basis, in an original principal amount equal to the sum of (x) the then outstanding principal amount of the 9 1/2% Senior Subordinated Notes together with all accrued and unpaid interest and fees thereof and (y) the amount of the Contingent Loan Fee. The Contingent Refinance Loan shall be funded in Holder's sole and absolute discretion in the event Simula and/or the other Companies shall have failed by August 31, 2003 to either (x) enter into Permitted Bank One Refinancing Documents or (y) establish to the reasonable satisfaction of Holder as indicated by Holder's written acknowledgement thereof that, upon the stated maturity of the 9 1/2% Senior Subordinated Notes, (I) no Default or Event of Default shall exist and (II) Simula shall receive or shall have received equity investments sufficient to permit Simula to repay the 9 1/2% Senior Subordinated Notes in cash on their stated maturity dates. The Companies hereby acknowledge and agree that Holder has no commitment or any other obligation to make the Contingent Refinance Loan. The Companies further hereby acknowledge and agree that Holder may elect not to fund the Contingent Refinance Loan for any reason, or for no reason at all, and that no Company shall be entitled at any time to challenge any decision by Holder not to fund the Contingent Refinance Loan. Without limiting the sole right of Holder to decline funding the Contingent Refinance Loan as set forth herein, Holder shall decline to fund the Contingent Refinance Loan in the event that the conditions set forth in Article IX shall not have been satisfied in full or otherwise waived by Holder. Holder shall disburse the entire amount of the Contingent Refinance Loan, if funded, net the amount retained by Holder in satisfaction of the Contingent Loan Fee, to the holders of the 9 1/2% Senior Subordinated Notes or any payment agent therefor.

            (b) Use of Proceeds. The proceeds of the Initial Loan shall be used only for the Specified Loan Purposes. The proceeds of the Contingent Refinance Loan, if funded, shall be used only for the Contingent Refinance Loan Purposes.

            (c)   Note. The Loan shall be evidenced by the Note.

            (d) Reborrowing. No Company shall be entitled to reborrow any portion of the Loan which is repaid or prepaid.

            (e) Senior Indebtedness. The Companies hereby acknowledge and agree that the Loan and any other obligations owing by any Company to Holder, including without limitation the Obligations, shall constitute "Senior Indebtedness" as such term is defined in the Bank One Indenture.

            Section 1.2     Interest Rate.

            The Principal Balance shall bear interest from the Closing Date until paid, computed on the basis of a 365-day year for the actual number of days elapsed, at a fixed annual rate equal to the sum of (a) a tranche of interest calculated at twelve and one-half of one percent (12.5%) per annum, payable on a current basis as set forth in Section 1.3(a)(i) (the "Current Interest Tranche") plus (b) a tranche of interest calculated at a per annum rate equal to the PIK Percentage payable on a deferred basis as set forth in Section 1.3(a)(ii) (the "Deferred Interest Tranche").

            Section 1.3     Principal and Interest Payments.

            (a) Interest. Except as otherwise provided in Section 1.6, the Companies agree, with respect to interest on the Principal Balance, as follows:

                  (i) interest calculated under the Current Interest Tranche will be earned (but will not be compounded) on a daily basis, and the Companies shall jointly and severally pay interest calculated under the Current Interest Tranche quarterly in arrears on each Quarterly Payment Date; and

                  (ii) interest calculated under the Deferred Interest Tranche will be earned (but will not be compounded) on a daily basis and be added to the Principal Balance on each Quarterly Payment Date; provided, however, that the Companies shall have the right to pay in cash the accrued Deferred Interest Tranche as of any Quarterly Payment Date if on such Quarterly Payment Date, and after giving effect to such payment, (i) Specified Availability is not less than $3,000,000, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the Companies are in compliance on a pro forma basis with the provisions of
      Section 4.13(b) and Section 4.13(f), recomputed for the most recently ended fiscal quarter for which information is available and assuming for such purposes that any such cash payments constitute cash Interest Expenses. The Principal Balance, including all amounts added thereto pursuant to this Section 1.3(a)(ii), shall be payable according to Section 1.3(b).

            (b) Principal. Unless otherwise required or permitted to be sooner paid pursuant to the provisions hereof, the Companies shall jointly and severally repay the Principal Balance in full on the Maturity Date, together with all other sums which then are due and payable pursuant to the terms of the Loan Documents.

            Section 1.4     Default Rate.

            After the occurrence and during the continuance of an Event of Default, at Holder's election, the Principal Balance shall bear interest equal to the sum of (a) the Current Interest Tranche, (b) the Deferred Interest Tranche, and (c) a third tranche calculated at three percent (3%) per annum which will be earned (but will not be compounded) on a daily basis and added to the Principal Balance on each Quarterly Payment Date.

            Section 1.5     Fees.

            (a) On or before the Closing Date, the Companies shall pay to Holder a fee (the "Closing Fee") in the amount of $562,500. The Closing Fee shall be deemed to be fully earned and payable by the Companies as of such date, and shall be accounted for as follows: $125,000 shall be for the account of Holder in consideration of closing and funding the Loan; $250,000 shall be for the account of Holder as a consulting fee and $187,500 shall be a structuring fee for the account of AC Corp., an affiliate of Holder.

            (b) On the date of the funding of the Contingent Refinance Loan, the Companies shall pay to Holder a fee (the "Contingent Loan Fee") in the amount of (x) the original principal amount of the Contingent Refinance Loan multiplied by (y) two and one-fourth of one percent (2.25%) (the "Contingent Refinance Loan Fee"). The Contingent Refinance Loan Fee shall be deemed to be fully owed and payable by the Companies on the date of the funding of the Contingent Refinance Loan, and shall be accounted for as determined by Holder on or prior to the date of funding of the Contingent Refinance Loan.

            Section 1.6     Prepayments/Redemptions.

            (a)   Optional and Mandatory Prepayments/Redemptions.

                  (i) Optional Prepayments/Redemptions. Subject to the provisions of Section 1.6(b), any Company may, at its option, prepay all or a portion of the Principal Balance and thereby redeem the Note or that portion of the Note evidencing the Loan portion being prepaid, together with the accrued interest thereon and the applicable Redemption Charge as set forth in Section 1.6(c); and

                  (ii) Mandatory Prepayment/Redemption. Concurrently with the consummation of any Specified Prepayment Event, the Companies shall jointly and severally prepay the Loan, together with accrued interest thereon and the applicable Redemption Charge as set forth in Section 1.6(c), by the amount of Net Proceeds received in connection with such Specified Prepayment Event (and by the full outstanding amount of the Loan, together with accrued interest thereon, in the event of a Change of Control).

            (b) Amount and Manner of Prepayment/Redemption. If the Loan is prepaid in whole or in part, by any Company or otherwise pursuant to the terms of this Section 1.6, thereby redeeming all or a portion of the Note, the following conditions shall apply:

                  (i) Notice of Prepayment; Number and Amount of Prepayments/ Redemption. Not less than five (5) days prior to the date upon which any Company desires to make any voluntary prepayment of the Loan, the applicable Company or Companies shall deliver to Holder notice of its or their intention to prepay, which notice shall be irrevocable and shall state the prepayment date and the amount of the Principal Balance to be prepaid. The amount of any voluntary partial prepayment of the Principal Balance shall be not less than $500,000 or in integral increases of $100,000 therefrom. A voluntary prepayment of the Principal Balance shall not be made more frequently than twice per each calendar quarter.

                  (ii) Additional Payments/Redemption. Concurrently with any prepayment of the Principal Balance (and the resulting partial redemption of the Note), the Companies shall pay to Holder accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which Holder is in receipt of immediately available funds in the amount of the portion of the Principal Balance which is being prepaid, and any other sums which are due and payable pursuant to the terms of any of the Loan Documents.

            (c)   Redemption Charge.

                  (i) Subject to clauses (ii) and (iii) of this subsection 1.6(c), concurrently with any prepayment of all or any part of the Principal Balance (and the resulting partial or full redemption of the Note) the Companies shall jointly and severally pay to Holder a redemption charge (the "Redemption Charge"), which shall not be less than zero, equal to the amount of interest which would have been payable for the full term of this Agreement on each Quarterly Payment Date after the date of prepayment on the portion of the Principal Balance which is being prepaid (and the Deferred Interest Tranche with respect to such Principal Balance shall continue to accrue as if such Principal Amount remained outstanding for the full term of this Agreement).

                  (ii) Concurrently with the delivery of the annual financial statements required pursuant to Section 4.3, the Companies shall provide Holder with a calculation of Excess Cash Flow for the fiscal year most recently ended, which calculation shall be certified by a Responsible Officer. In the event that any Company elects, in accordance with the provisions of Section 1.6(b), to prepay all or any portion of the Loan within twenty (20) days of the delivery of any such calculation then, notwithstanding anything to the contrary set forth in this Agreement, (A) the Redemption Charge, with respect to not more than $5,000,000 of the Loan prepaid in accordance with this Section 1.6(c)(ii) (reduced by the aggregate dollar amount of prepayments made pursuant to Section 1.6(c)(iii)(A)), shall equal one percent (1%) of the amount so prepaid, and (B) the Redemption Charge, with respect to a portion of the outstanding principal amount of the Loan prepaid equal to the Designated Sum in addition to amounts prepaid pursuant to the preceding clause (A) (reduced by the aggregate dollar amount of prepayments made pursuant to Section 1.6(c)(iii)(B)), shall equal ten percent (10%) of the amount so prepaid, but solely to the extent that, with respect to each of the preceding clauses (A) and (B), (u) the outstanding CIT Loans shall be concurrently prepaid by the Companies in an amount equal to the amount so prepaid to Holder, (v) the commitment of CIT to make CIT Loans shall be concurrently and permanently reduced, on a dollar-by-dollar basis, by the amount of the amount so prepaid to Holder pursuant to documentation in form and substance reasonably acceptable to Holder, (w) the amount so prepaid to Holder constitutes less than fifty percent (50%) of Excess Cash Flow for the most recently ended fiscal year, (x) Specified Availability is not less than $3,000,000 on the date of prepayment and after giving effect thereto, (y) no Default or Event of Default shall have occurred and be continuing and (z) the Companies are in compliance on a pro forma basis with the provisions of Section 4.13(b) and Section 4.13(f), recomputed for the most recently ended fiscal quarter for which information is available.

                  (iii) In the event that the Companies prepay all or any portion of the Loan with Net Proceeds of Asset Dispositions permitted under the terms of this Agreement then, notwithstanding anything to the contrary set forth in this Agreement, (A) the Redemption Charge, with respect to not more than $5,000,000 of the Loan prepaid in accordance with this Section 1.6(c)(iii) (reduced by the aggregate dollar amount of prepayments made pursuant to Section 1.6(c)(ii)(A)) shall equal one percent (1%) of the amount so prepaid and (B) the Redemption Charge, with respect to a portion of the outstanding principal amount of the Loan prepaid equal to the Designated Sum in addition to amounts prepaid pursuant to the preceding clause (A) (reduced by the aggregate dollar amount of prepayments made pursuant to Section 1.6(b)(ii)(B)) shall equal ten percent (10%) of the amount so prepaid.

            Section 1.7     Payments after Event of Default.

            All payments received by Holder during the existence of an Event of Default shall be applied in accordance with Section 7.3.

            Section 1.8     Method of Payments; Immediately Available Funds.

            All payments to be made pursuant to the Loan Documents by Companies to Holder shall be made by wire transfer of immediately available funds to the account of Holder described on Exhibit 1.8 or to such other account or accounts as Holder shall notify Company.

            Section 1.9     Savings Clause.

            In no contingency or event shall the interest rate charged pursuant to the terms of this Loan Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the Principal Balance then outstanding, and any excess interest remaining after such application shall be refunded to the Companies.

Section 1.10      Collateral.

                  Subject only to the terms of the Intercreditor Agreement, the Note and the Holder's rights herein shall be secured by a first priority lien on and a first priority security interest in all properties and interests in properties of the Companies pursuant to the terms of the Security Documents.

                                   ARTICLE II
                                   GUARANTIES

            Each Company acknowledges that it is jointly and severally liable for all of the Obligations, and as a result hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all indebtedness, liabilities and obligations of every kind and nature of the other Companies to Holder, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Holder. Each Company agrees that if this guaranty, or any Liens securing this guaranty, would, but for the application of this sentence, be unenforceable under applicable law, this guaranty and each such Lien shall be valid and enforceable to the maximum extent that would not cause this guaranty or such Lien to be unenforceable under applicable law, and this guaranty and such Lien shall automatically be deemed to have been amended accordingly at all relevant times.

            Each Company hereby agrees that its obligations under this guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of the Obligations, (b) the absence of any attempt to collect the Obligations from a Company or any other guarantor or other action to enforce the same, (c) the waiver or consent by Holder with respect to any provision of any agreement, instrument or document evidencing or securing all or any part of the Obligations, or any other agreement, instrument or document now or hereafter executed by a Company and delivered to Holder, (d) the failure by Holder to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations, (e) Holder's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by a Company as debtor-in-possession, under
Section 364 of the Bankruptcy Code, (g) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Holder's claim(s) for repayment of the Obligations, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Company or a guarantor.

            Each Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of a Company, protest or notice with respect to the Obligations and all demands whatsoever, and covenants that this guaranty will not be discharged, except by complete and irrevocable payment and performance of the Obligations. No notice to a Company or any other party shall be required for Holder to make demand hereunder. Such demand shall constitute a mature and liquidated claim against a Company. Upon the occurrence of any Event of Default, Holder may, in its sole election, proceed directly and at once, without notice, against one or more Companies to collect and recover the full amount or any portion of the Obligations, without first proceeding against any other Company, any other Person, firm, corporation, or any security or collateral for the Obligations. Holder shall have the exclusive right to determine the application of payments and credits, if any from any Company, any other person, firm or corporation, or any security or collateral for the Obligations, on account of the Obligations or of any other liability of a Company to Holder.

            At any time after and during the continuance of an Event of Default, Holder may, in its sole discretion, without notice to any Company and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Obligations (i) any indebtedness due or to become due from Holder to any Company and (ii) any monies, credits or other property belonging to any Company at any time held by or coming into the possession of Holder, or any affiliates thereof, whether for deposit or otherwise.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

            To induce Holder to enter into the transactions contemplated herein, make the Loan and purchase the Note, the Companies hereby represent and warrant as set out below.

            Section 3.1     Due Organization; Authority; Binding Obligation.

            (a) Each Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, as set forth on the signature pages hereto;

            (b) each Company is duly qualified to conduct business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualification except where failure to so qualify would not have a Material Adverse Effect; and

            (c) each Company has full power and authority to enter into this Agreement, to borrow money as contemplated hereby, and to carry out the provisions hereof; each Company has taken all corporate action necessary for the execution and performance of this Agreement; this Agreement and each document to be executed by such Company herewith will constitute a valid and binding obligation of each Company, enforceable in accordance with their respective terms when executed and delivered subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

            Section 3.2     Principal Business; Title to Assets.

            (a) The Companies are primarily engaged in three business segments: (i) engineering, product development, product manufacturing, testing and analysis of safety and personal protection products for commercial automobiles, light trucks and heavy trucks, (ii) engineering, product development, product manufacturing, testing and analysis of safety and personal protection products for military aircraft, ships and vehicles, paramilitary applications, commercial aircraft and police use including (but not limited to) seating systems, armor, parachutes, survival equipment, and inflatable restraints, and
(iii) licensing of technology related to the two areas listed above, as well as licensing of technology related to transparent polymers and elastomers for a range of uses and other technologies contained in Simula's intellectual property portfolio for a range of markets outside of Simula's core business (collectively, the "Business"); and

            (b) each Company has good and marketable title to and ownership of all real and personal property it purports to own, free and clear of all liens, claims, security interests and encumbrances except for Permitted Liens.

            Section 3.3     Litigation.

            No Company has been made a party to or threatened by any suits, actions, claims, investigations by governmental bodies or legal, administrative or arbitrational proceedings, except as set out in the litigation schedule attached hereto as Exhibit 3.3 (the "Litigation Schedule"); neither any Company nor any officers or directors of any Company knows of any basis or grounds for any such suit or proceeding; there are no outstanding orders, judgments, writs, injunctions or decrees or any court, government agency or arbitrational tribunal against or affecting any Company or its properties, assets or business.

            Section 3.4     Taxes.

            (a) Generally. Each Company has filed all tax returns, federal, state and local, which are required to have been filed by such Company, and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties), which have or may become due pursuant thereto or pursuant to any assessment received by such Company.

            (b) No Open Returns. No federal, state, local, foreign or other return of any Company for tax years that remain open under any applicable statute of limitations has been examined by the Internal Revenue Service or other tax authorities; or if so examined no deficiencies have been asserted or assessments made as a result of such examinations (including all penalties and interest); there are no waivers, agreements or other arrangements providing for any extension of time with respect to the assessment or collection of any unpaid tax, interest or penalties relating to any Company; no issues have been raised by (or are currently pending before) the Internal Revenue Service or any other taxing authority in connection with any return of any Company, which could reasonably be expected to have a Material Adverse Effect if decided adversely to any Company.

            (c) True Copies of Returns. Each Company has delivered to Holder true, correct and complete copies of all Federal, state and local tax returns for the most recent taxable year ended for which a return is required to have been filed, and all information set forth on such returns is true, complete and accurate.

            Section 3.5     Financial Statements.

            The Companies have furnished the Holder with the following financial statements, certified by a Responsible Officer of Simula: (a) consolidated balance sheets and statements of income, retained earnings and cash flows of the Companies as of and for the fiscal year ended December 31, 2000, all certified by Simula's independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied; and (b) unaudited consolidated balance sheets and consolidated statements of income, retained earnings and cash flows of the Companies as of and for the month ended July 31, 2001, attached hereto as Exhibit 3.5, all certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Companies in all material respects and that such financial statements have been prepared in accordance with GAAP consistently applied. Each Company further represents and warrants to the Holder that (a) said balance sheets fairly present the condition of the Companies on a consolidated basis as of such dates, and (b) no Company has any direct or contingent liabilities which were required under GAAP to be disclosed but which are not disclosed on said financial statements or the notes thereto.

            Section 3.6     Leases.

            A list of all real property leases to which any Company is a party have been provided to Holder, and is attached hereto as Exhibit 3.6; each Company's possession of its leased properties has not been disturbed, and no claim has been asserted against any Company adverse to such leasehold interests. All real property lease obligations of any Company are current in all material respects.

            Section 3.7     Material Contracts; Accounts Payable.

            All material contracts to which any Company is a party are valid and binding agreements, enforceable according to their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally, and to general principles of equity, and neither any Company nor, to each Company's knowledge, any other party is in default thereunder, and no Company's rights thereunder are subject to any offset or counterclaim. Except as set forth on Exhibit 3.7 attached hereto, all accounts payable of $5,000 or greater of each Company are current in all material respects.

            Section 3.8     Disclosure.

            (a) None of the statements made in this Agreement or in any other written statement or document furnished by or on behalf of any Company to Holder in connection with the Loan contained, both as of its respective date and as of the Closing Date, any untrue statement of a material fact; or as of any such date omitted, or as of the Closing Date omit, a material fact necessary to make the statements contained herein and therein not misleading.

            (b) The current forecast projections and long range projections attached as Exhibit 3.8 hereto were based on reasonable estimates and assumptions made by the management of Simula in good faith; such projections and assumptions were fair and reasonable in light of the historical financial performance of the Companies and reasonably foreseeable business conditions. All material operative assumptions made in the preparation of such projections are set out in writing as part of the projections. To the knowledge of the Companies no facts exist which would require a material change in any such projections. However, projections as to future events are not represented or warranted as fact, actual results during future periods may differ from projections, and such differences may be material.

            Section 3.9     Specified Debt Documents.

            Set forth as Exhibit 3.9 hereto are true copies of (i) the CIT Financing Agreement and (ii) the Bank One Indenture, together with, in each case, all amendments, renewals and replacements thereof and therefor, and all exhibits thereto (collectively, the "Specified Debt Documents"); such documents are unmodified, except as disclosed on Exhibit 3.9, and are in full force and effect, and no party is in breach thereunder.

            Section 3.10    No Material Change.

            Except as set forth on Exhibit 3.10 hereto, since December 31, 2000, no Company has suffered any material adverse change in its condition (financial or otherwise) or its overall business prospects, nor entered into any material transactions, or incurred any material debt, obligation or liability, absolute or contingent, except as proposed herein, nor sustained any material loss or damage to its property, whether or not insured, nor suffered any material interference with its business or operations, present or proposed; and there has been no sale, lease, abandonment or other disposition by any Company of any of its property, real or personal, or any interest therein or relating thereto, that is materially adverse to the financial position of any Company.

            Section 3.11    No Side Agreements.

            In each case except as set out on Exhibit 3.11 hereto: neither any Company nor any officers, directors or shareholders of any Company (to the best of the Companies' knowledge with respect to the shareholders of Simula) are party to any agreement with Holder except for this Agreement and the other Loan Documents; no Company is a party to any agreement calling for any action by any Company outside the ordinary course of its business; there exists no agreement or understanding calling for any payment or consideration from a customer or supplier of any Company to an officer, director or shareholder of any Company (to the best of the Companies' knowledge with respect to the shareholders of Simula) in respect of any transaction between any Company and such supplier or customer. No Affiliate of any Company, directly or through any business concern affiliated with such Affiliate, transacts any business with any Company other than employment.

            Section 3.12    Compliance; Non-Contravention.

            Except for matters set out in the Litigation Schedule, no Company is in breach of, default under, or in violation of (i) any applicable law, decree, order, rule or regulation which could have a Material Adverse Effect; or (ii) any material indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or other material instrument or material obligation to which it is a party, or by which it is bound, or to which any of its assets are subject or any charter document of any Company; the execution, delivery and performance of this Agreement and the other documents mentioned herein will not constitute any such breach, default or violation, or require consent or approval of any court, governmental agency or body, except as expressly contemplated herein.

            Section 3.13    Governmental Permits; Third-Party Consents.

            Each Company has all franchises, permits, licenses, consents and any similar authority from any governmental body or other Person necessary for (i) the execution, delivery and performance of this Agreement and the other documents mentioned herein, and (ii) the operation of its business as previously conducted and as proposed herein, except, solely with respect to clause (ii), for such franchises, permits, licenses or consents the failure to obtain or maintain could not reasonably be expected to have a Material Adverse Effect. No Company is in breach of any such franchise, permit, license, consent or other authority.

            Section 3.14    Fees & Brokerage.

            Except as set out on Exhibit 3.14 hereto, no brokerage or similar fees are due to any party in respect to the transactions contemplated herein.

            Section 3.15    Other Debts.

            Except for the Debt arising under the Specified Debt Documents, the Debt described on Exhibit 5.10, the matters set out in the Litigation Schedule, and other Debts of the types and in the amounts described in the financial statements identified in Section 3.5, no Company has any debts, liabilities or obligations of any nature in excess of $5,000, whether accrued, absolute, contingent or otherwise, arising out of any transaction entered into or any state of facts existing prior to the Closing Date, including without limitation, liabilities or obligations on account of taxes or government charges, penalties, interest or fines thereon or in respect thereof; no Company knows, and has no reasonable grounds to know, of any basis for any claim against it as of the Closing Date in excess of $5,000, or of any debt, liability or obligation in excess of $5,000 other than those mentioned herein.

            Section 3.16    Capitalization.

            The authorized equity securities of each of the Companies and each of their Subsidiaries is as set forth on Exhibit 3.16. All issued and outstanding equity securities of each of the Companies and each of their Subsidiaries are duly authorized and validly issued, fully paid and nonassessable; all such equity securities (exclusive of equity securities issued by Simula) are free and clear of all Liens other than those in favor of Holder or consented to by Holder pursuant to the Intercreditor Agreement; and all such equity securities were issued in compliance with all applicable state, Federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of each of the Companies, other than Simula, and the percentage of their fully-diluted ownership of the equity securities of each of the Companies is set forth on Exhibit 3.16. No shares of the capital stock or other equity securities of any Company, other than those described above, are issued and outstanding. Except in respect of the equity securities of Simula or as provided in Exhibit 3.16, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Company of any equity securities of any such entity.

            Section 3.17    Solvency.

            As of the Closing Date, and after giving effect to the transactions contemplated by this Agreement, (i) the fair saleable value of the Companies' assets is greater than the amount required to pay the Companies' total indebtedness (contingent or otherwise), and is greater than the amount that will be required to pay such indebtedness as it matures and as it becomes absolute and matured; (ii) the transactions contemplated hereby are being effectuated without intent to hinder, delay or defraud present or future creditors of any Company; (iii) it is the Companies' intention that the Companies will maintain the above-referenced solvent financial condition for the Companies in the aggregate, giving effect to the debt incurred hereunder, as long as any Company is obligated to Holder under this Agreement or in any other manner whatsoever; and (iv) each Company has sufficient capital to carry on its previous operations and the Business as they are conducted on the Closing Date, and to consummate the transactions contemplated herein.

            Section 3.18    Investment Company Act Representations.

            No Company is, nor does any Company intend to become, an Investment Company and no Company nor any officer, director, partner or controlling Person of any Company is an Affiliated Person of Holder.

            Section 3.19    Regulatory Compliance.

            Except as set out on the Litigation Schedule, each Company has complied in all material respects with all laws, ordinances and regulations applicable to it or to its business, including without limitation laws, ordinances and regulations relating to securities, zoning, labor, food and drug matters, the Exchange Act, the Occupational Safety & Health Act, ERISA, all regulations promulgated under such acts, and all Federal and state environmental laws and regulations (in each case, as amended).

            Section 3.20    Employee Benefit Matters.

            No Company has withdrawn from a "pension plan", as defined in
Section 3(2) of ERISA in which it was a "substantial employer" as defined in
Section 4001(a)(2) of

ERISA or was deemed to be a "substantial employer" under Section 4062(e) of ERISA. To the Company's knowledge there have been no reportable events as set forth in Section 4043 of ERISA in respect of any plan described in Section 4021(a) of ERISA in respect of which any Company will be liable to make contributions or pay benefits, and there has been no termination of any such plan since the effective date of ERISA which could result in any tax, penalty or liability being imposed upon any Company; neither any Company nor, to the best of each Company's knowledge, any predecessors in interest of any Company, has participated in, nor will the purchase of the Note by the Holder involve, any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject any Company or Holder to any tax or penalty imposed by said Section 4975; since the effective date of ERISA, neither any Company nor, to the best of each Company's knowledge, any predecessors in interest of any Company has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, to which any Company could be subject or for which it might be liable; no Company is a party to, and none of the operations of any Company is a multi-employer plan, as defined in Section 3(37) of ERISA.

            Section 3.21    Collective Bargaining.

            No Company is a party to or subject to any collective bargaining agreements or union contracts. There are no labor disputes pending or threatened against any Company or, to the best of each Company's knowledge, against any Company's business which singly or in the aggregate could have a Material Adverse Effect.

            Section 3.22    Employees and Employment Agreements.

            The Companies have delivered to Holder copies of all employment, compensation, non-competition and non-disclosure agreements and contracts between any Company and any officers, directors, executives or key employees of any Company; no party is in breach under any such contract or agreement; all such contracts and agreements are in full force and effect and are the legal, valid and binding obligation of each party thereto; no officer, executive or key employee of any Company has advised any Company (orally or in writing) that he or she intends to terminate employment with any Company.

            Section 3.23    Related-Party Transactions.

            Except as set forth in Exhibit 3.23 hereto: no Affiliate of any Company or member of his or her immediate family, (i) is indebted to any Company, nor is any Company indebted (or committed to make loans or extend or guarantee credit) to any of them; (ii) is directly or indirectly interested in any material contract of any Company; or (iii) directly or through any business concern affiliated with such Person, transacts any business with any Company, other than employment reflected on the Companies' books and records.

            Section 3.24    No Competing Business Interests.

            Except as set forth in Exhibit 3.24 hereto, none of any Company's Affiliates has any direct or indirect interest, including, but not limited to, the ownership of equity or debt securities in any Person (other than, with respect to Affiliates which are not Subsidiaries of any Company, indirect ownership as a consequence of ownership of shares or other interests in a mutual fund, hedge fund or similar form of indirect ownership, or, with respect to such Affiliates, ownership of shares having less than two percent (2%) of the voting power of the outstanding securities), in any business, that is involved in any way with, competes with, or conducts any business similar to any business conducted by any Company.

            Section 3.25    No Conflicting Non-Competition Agreements.

            Except as and to the extent set forth on Exhibit 3.25, and except for noncompetition agreements in favor of any Company, no Company is subject to any contract or agreement purporting to limit its rights to compete in any market in which such Company presently provides, or proposes to provide, goods or services; or purporting to restrict their rights to disclose information in respect to such competition.

            Section 3.26    Patents, Trademarks, Copyrights, Licenses, Etc.

            Exhibit 3.26 attached hereto sets forth a list of (i) all Federally registered patents, patent applications, patent rights, trademarks, trademark applications, trademark rights and copyrights of each Company and (ii) all licenses or other intellectual property which are material to the business of each Company. Each Company possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property necessary to conduct its Business without conflict with any patent, patent right, trademark, trademark right, trade name, copyright, license or other intellectual property of any other Person, except where the failure to possess the same could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

            Commencing on the Closing Date, and until terminated pursuant to
Article VI hereto, unless the Holder in each instance otherwise gives its prior written consent:

            Section 4.1     Monthly Financials.

            Each Company will (i) maintain a standard modern system of accounting in accordance with GAAP (it being hereby acknowledged by Holder that, as of the Closing Date, each Company maintains a standard modern system of accounting); (ii) make full, true and correct entries in such system of all dealings and transactions in relation to its business and affairs; and (iii) forward, or cause to be forwarded to Holder the Companies' consolidated financial statements prepared in accordance with GAAP (including a balance sheet, comparisons to the previous years results for such period, comparisons to budget, profit and loss statement and cash flow statement, each prepared on a monthly and year-to-date basis), within thirty (30) days from the end of each month beginning with September, 2001, together with (A) a monthly management summary description of operations and (B) a certificate as to fairness of presentation, compliance with GAAP and consistency by a Responsible Officer.

            Section 4.2     Certification of Non-Default.

            The Companies will provide to Holder in writing each quarter concurrently with the financial statements and other materials required to be delivered pursuant to Section 4.1 for the most recently ended month a written certification by a Responsible Officer in the form of Exhibit A attached hereto
(x) stating that (i) no Default or Event of Default has occurred under the Note or this Agreement, and (ii) no default or breach has occurred under any Specified Debt Documents, or if any such Event of Default, Default, default or breach exists, stating the nature thereof and the Companies' responses thereto and (y) containing computations evidencing the Companies' compliance with the financial covenants contained in Section 4.13 of this Agreement (or, in the event of any non-compliance, containing a statement to such effect by reference to particular financial covenants).

            Section 4.3     Year-end Financials; Annual Audit.

            Within ninety (90) days of each fiscal year-end, Simula will provide to Holder its audited year-end consolidated financial statements and cause a public accounting firm acceptable to Holder to address and provide to Holder its unqualified written opinion that such statements fairly present the Companies' financial position and the results of their operations at the stated dates and for the stated periods according to GAAP together with (A) a certificate from such public accounting firm to the effect that, in making the examination necessary for the signing of such annual audit report, such accounting firm has not become aware of any Default or Event of Default that has occurred and is continuing or, if such accounting firm has become aware of any such event, describing it and the steps, if any, being taken to cure it and (B) the computations of such public accounting firm evidencing the Companies' compliance with the financial covenants contained in Section 4.13 of this Agreement; such statements shall include statements of cash flow and management compensation; all national public accounting firms shall be acceptable to Holder in this respect.

            Section 4.4     Projected Financials and Budget; Audit Reports.

            (a) Prior to each fiscal year-end, the Companies will provide Holder with projected financial statements for the coming year and a copy of the Companies' monthly budget for the next fiscal year, in the same format as used for Section 4.1.

            (b) Each Company will provide to Holder promptly upon receipt thereof, any reports (including, without limitation, any management letters) submitted to such Company (other than reports previously delivered pursuant to Sections 4.1 and 4.3 above) by independent accountants in connection with any annual, interim or special audit made by them of the books of any Company.

            Section 4.5     Regulatory Filings.

            Each Company will timely file all returns and other documents required to be provided by such Company to any federal, state or local governmental agency, including without limitation the Internal Revenue Service, the Environmental Protection Agency, the Occupational Safety & Health Administration and the Securities & Exchange Commission, and shall provide Holder a copy of each such filing as follows: (i) with respect to each filing with the Securities & Exchange Commission, within three (3) days of such filing, and (ii) with respect to all other such filings, within five (5) days of request therefor by Holder.

            Section 4.6     Notice of Litigation.

            Each Company will notify Holder of (i) any litigation to which such Company is a party within thirty (30) days of receipt of any complaint or other pleadings, and (ii) any litigation to which such Company is not a party but which could substantially, directly and adversely affect operation of such Company's business or the collateral pledged pursuant to the Security Documents within thirty (30) days of such Company's receipt of knowledge thereof. Within thirty (30) days of a request by Holder, each Company will send a copy of any documentation received with respect to any litigation described in (i) or (ii) above or, if no such documents are received by the applicable Company, a letter setting out the material facts known about the litigation.

            Section 4.7     Notice of Defaults or Judgments.

            Each Company will give Holder notice of default declared in regard to any material loan or lease of such Company or any judgment entered against such Company by mailing a copy to Holder as soon as commercially feasible and, in any event, within seven (7) business days of receipt thereof.

            Section 4.8     Board Meetings.

            Simula will hold meetings of its Board of Directors at least four times a year; will allow one designee of the Holder to attend and participate on an observer basis in such meeting and all meetings of committees of such Board either in person or via video- or teleconference and at Company's expense; and will provide the Holder with the same prior notice received by directors to meetings, and written materials as given to the directors; provided, however, that if any such Board desires to act by unanimous written consent in lieu of a meeting, it may do so if the Holder receives, prior to their adoption, a copy of the resolutions to be adopted in the same manner and at the same time as provided to the directors and provided, further, that in the event any other Company at any time or from time to time holds meetings of its Board of Directors and/or desires to act by unanimous written consent in lieu of a meeting, then the provisions of this Section 4.8 shall also apply to such Company. Notwithstanding the foregoing, the designee of the Holder may be excluded from any such meeting or a portion thereof: (i) if, on the advice of Simula's counsel, the designee's presence would reasonably likely invalidate the attorney-client privilege between Simula and its counsel; or (ii) if the Board of Directors will be discussing matters pertaining to the Loan and any member of the Board of Directors shall request that the designee not be present.

            Section 4.9     Insurance.

            Each Company will maintain all-risk hazard insurance on its assets, liability insurance, and business interruption insurance, in such reasonable amounts and forms as acceptable to Holder; this shall include federal flood insurance if any material assets are in a designated flood plain; and, at Holder's request, supply Holder annually with a certification of such insurance from the relevant insurers.

            Section 4.10    Use of Proceeds; Certification.

            The Companies will use the proceeds of the Loan only for the purposes set forth in the Recitals to this Agreement.

            Section 4.11    Future Financing.

            The Companies will first offer to permit Holder to consummate with the Companies all senior and subordinated finance proposals (excluding (i) capital leases, (ii) purchase money obligations and (iii) any extension of the maturity of the CIT Financing Agreement or any increase in the amount of CIT Loans provided for thereunder) offered to any Company and provide Holder not less than thirty (30) days (the "Review Period") within which Holder shall be permitted, without obligation, to issue to the Companies Holder's proposal with respect to any such contemplated financings. If any Company rejects the Holder's proposed financing arrangements, such Company shall not complete such proposed transaction with any other party on economic terms substantially similar to or more adverse to such Company unless the Companies first pay Holder a fee of one percent (1.0%) of the outstanding Obligations at the time such Company completes such proposed financing; provided, that the fee described in this sentence shall also be due and payable in the event that (i) any Company rejects Holder's proposed financing arrangements as being less favorable to such Company on economic terms than a competing proposed financing and (ii) the applicable Company or Companies consummate such competing proposed financing (or a substantially similar financing) more than thirty (30) days following the end of the applicable Review Period. In the event Holder shall fail by the end of any Review Period to offer any proposed financing, Holder shall be deemed to have offered no proposal with respect to the financing proposal giving rise to such Review Period.

            Section 4.12    Access to Records.

            Each Company will (i) permit from time-to-time any authorized agent of Holder to obtain credit and other background information on any Company and its management; (ii) permit any authorized agent of Holder to inspect, examine and make copies and abstracts of the books of account and records of any Company at reasonable times during normal business hours; and (iii) allow Holder's agents and such appraisers to interview any

Company's outside accountants who are by this covenant irrevocably instructed to respond to such inquiries as fully as if the inquiries were made by such Company itself.

            Section 4.13    Financial Covenants.

            Notwithstanding Section 5.10 hereof or any other covenant herein, the Companies will maintain the following financial covenants, as reflected on the Companies' books of account in accordance with GAAP:

            (a) Minimum Consolidated EBITDA. The Companies will have a Consolidated EBITDA, determined for each four (4) consecutive fiscal quarter period of the Companies ending as of the dates set forth below (other than with respect to the test date of September 30, 2001, which shall be tested for the one (1) fiscal quarter period of the Companies ending on such date), of at least the amount set forth below opposite each such date:

                  FOUR QUARTERS ENDING                  MINIMUM EBITDA
                  --------------------                  --------------
                  September 30, 2001                     $ 2,875,000
                  December 31, 2001                      $13,500,000
                  March 31, 2002                         $14,000,000
                  June 30, 2002                          $14,500,000
                  September 30, 2002                     $15,250,000
                  December 31, 2002                      $16,000,000
                  March 31, 2003                         $17,350,000
                  June 30, 2003                          $18,000,000
                  September 30, 2003                     $19,250,000
                  December 31, 2003, and each            $21,100,000
                  March 31, June 30, September 30
                  and December 31  thereafter


            (b) Minimum Fixed Charge Coverage Ratio. The Companies will have a Fixed Charge Coverage Ratio, determined for each four (4) consecutive fiscal quarter period of the Companies ending as of the dates set forth below (other than with respect to the test date of September 30, 2001, which shall be tested for the one (1) fiscal quarter period of the Companies ending on such date), of at least the amounts set forth below opposite each such date:

                  FOUR QUARTERS ENDING                      AMOUNT
                  --------------------                      ------
                  September 30, 2001                     1.05 to 1.0
                  December 31, 2001                      1.05 to 1.0
                  March 31, 2002                         1.05 to 1.0
                  June 30, 2002                          1.25 to 1.0
                  September 30, 2002                     1.40 to 1.0
                  December 31, 2002                      1.45 to 1.0
                  March 31, 2003                         1.60 to 1.0
                  June 30, 2003                          1.75 to 1.0
                  September 30, 2003                     1.90 to 1.0
                  December 31, 2003, and each            2.05 to 1.0
                  March 31, June 30, September 30
                  and December 31 thereafter

            (c) Maximum Consolidated Debt to EBITDA Ratio. The Companies will have a Consolidated Debt to EBITDA Ratio determined as of each date set forth below, of not more than the amounts set forth below opposite each such date:

                  FOUR QUARTERS ENDING                     AMOUNT
                  --------------------                     ------
                  December 31, 2001                      5.10 to 1.0
                  March 31, 2002                         5.10 to 1.0
                  June 30, 2002                          4.80 to 1.0
                  September 30, 2002                     4.40 to 1.0
                  December 31, 2002                      4.00 to 1.0
                  March 31, 2003                         3.85 to 1.0
                  June 30, 2003                          3.60 to 1.0
                  September 30, 2003                     3.40 to 1.0
                  December 31, 2003, and each            3.15 to 1.0
                  March 31, June 30, September 30
                  and December 31 thereafter

            (d) Capital Expenditures and Capitalized Leases. No Company will, nor will any Company permit any of its Subsidiaries to, make any Capital Expenditure or enter into any capitalized lease, if the sum of (i) the aggregate amount of all Capital Expenditures (including the Capital Expenditure in question) made by the Companies and their Subsidiaries during the applicable period set forth below, other than DCI Capital Expenditures, plus (ii) the aggregate amount of all capitalized lease obligations (including the capitalized lease in question) made or required to be made by the Companies and their Subsidiaries during such period, other than DCI Capitalized Lease Obligations, would exceed the amount set forth below with respect to such period:

                          PERIOD                           AMOUNT
                          ------                           ------
            January 1, 2001 - December 31, 2001          $4,000,000
            January 1, 2002 - December 31, 2002          $4,000,000
            January 1, 2003 - December 31, 2003          $3,750,000
            and each calendar year thereafter

            (e) DCI Capital Expenditures and Capitalized Lease Obligations. No Company will, nor will any Company permit any of its Subsidiaries to, make any DCI Capital Expenditure or incur any DCI Capitalized Lease Obligation if the aggregate total amount of all DCI Capital Expenditures and all DCI Capitalized Lease Obligations (including the DCI Capital Expenditure or DCI Capitalized Lease Obligation in question and any and all DCI Capital Expenditures and DCI Capitalized Lease Obligations made or incurred prior to the Closing Date) would exceed $2,750,000.

            (f) Minimum Interest Coverage Ratio. The Companies will have an Interest Coverage Ratio, determined for each four (4) consecutive fiscal quarter period of the Companies ending as of the dates set forth below (other than with respect to the test date of September 30, 2001, which shall be tested for the one (1) fiscal quarter period of the Companies ending on such date), of at least the amounts set forth below opposite each such date:

                  FOUR QUARTERS ENDING                     AMOUNT
                  --------------------                     ------
                  September 30, 2001                     1.45 to 1.0
                  December 31, 2001                      1.80 to 1.0
                  March 31, 2002                         1.90 to 1.0
                  June 30, 2002                          2.05 to 1.0
                  September 30, 2002                     2.25 to 1.0
                  December 31, 2002                      2.40 to 1.0
                  March 31, 2003                         2.55 to 1.0
                  June 30, 2003                          2.70 to 1.0
                  September 30, 2003                     2.75 to 1.0
                  December 31, 2003, and each            2.75 to 1.0
                  March 31, June 30, September 30
                  and December 31 thereafter

            Section 4.14    Payments under the Note and Other Debts.

            The Companies will make all payments of principal, interest and expenses as and when due under the Note and this Agreement without setoff and regardless of any claim the Companies may have against Holder; and shall comply in all respects with all terms, conditions and covenants relating to other debt obligations of the Companies.

            Section 4.15    Maintain Existence.

            Each Company will take all appropriate actions to maintain and preserve (i) its existence as a corporation and good standing in the jurisdiction of its organization, and (ii) its qualification to conduct business and good standing in each jurisdiction in which it conducts business, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

            Section 4.16    Financing Statements.

            Each Company will pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning any collateral for the Note.

            Section 4.17    Information Requests.

            Each Company will furnish from time to time to Holder at such Company's expense all information Holder may reasonably request to enable Holder to prepare and file any report or form required of Holder by the Securities and Exchange Commission or any other regulatory authority.

            Section 4.18    Compliance With Applicable Law.

            Each Company will conduct its business and operations and otherwise comply in all material respects with all laws, regulations and other requirements of law imposed by all governmental authorities and agencies having jurisdiction over such Company, or any material part of its assets, business or operations.

            Section 4.19    Further Assurance.

            Each Company will from time to time promptly execute and deliver to Holder such additional documents, and take such other reasonable steps, as Holder may reasonably require to carry out the purposes hereof and of the other Loan Documents, or to protect Holder's rights thereunder, including (without limiting the generality of the foregoing) the execution of any documents to perfect the Holder's interests in any collateral for the Loan.

            Section 4.20    Environmental Matters.

            Each Company will give the Holder prompt written notice of (i) any environmental claim or any other action or investigation with respect to the existence or potential existence of any hazardous substances instituted or threatened with respect to such Company or any of the properties or facilities owned, leased or operated by such Company which, if determined adversely to such Company, could reasonably be expected to have a Material Adverse Effect and (ii) any condition or occurrence on any of the properties or facilities owned, leased or operated by such Company which constitutes a violation in any material respect of any Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws. Within thirty (30) days after the giving of any such notice, each Company shall deliver to the Holder such Company's plan with respect to any removal or remediation required by any Environmental Law or any other applicable law, rule or regulation and each Company agrees to complete any such removal and/or remediation within the time required thereby. Each Company shall promptly provide the Holder with copies of all documentation relating thereto, and such other information with respect to environmental matters as the Holder may reasonably request from time to time.

            Section 4.21    Real Estate Matters.

            In the event any Company or any Subsidiary of any Company acquires any interest in real property after the Closing Date, such Company shall, or shall cause its Subsidiary to (as applicable), deliver to Holder an executed mortgage or deed of trust over such real property in form and substance satisfactory to Holder, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Holder.

            Section 4.22    Sale of Designated Companies.

            Within one hundred fifty (150) days of the Closing Date, either (i) Simula shall sell or cause to be sold all of the outstanding capital stock of each Designated Company in an arm's length transaction to a Person not an Affiliate of any Company, (ii) each Designated Company shall sell all or substantially all of the assets of such Designated Company in an arm's length transaction to a Person not an Affiliate of any Company or (iii) each Designated Company shall discontinue all operations and promptly liquidate its assets; provided, that (a) no sale described in the preceding clauses (i) and (ii) shall give rise to any continuing obligations, liabilities or indebtedness on the part of the seller other than customary unsecured indemnification obligations incurred under any applicable purchase and sale agreement and (b) the aggregate costs of consummating the discontinuance and liquidation of any Designated Company's operations and assets made pursuant to the preceding clause (iii), including without limitation all severance expenses and all liquidation expenses, shall not exceed $125,000 plus the aggregate amount of continuing operating lease expenses incurred by the Designated Company. Notwithstanding anything to the contrary set forth in this Agreement, (x) no Designated Company shall make any Capital Expenditures or incur any capitalized lease obligations other than as directly incident to the discontinuance and liquidation of such Designated Company's operations and assets in accordance with the preceding clause (iii) and (y) no Company shall make any loans to or other investments in any Designated Company (other than those loans or other investments existing as of the Closing Date) other than as directly incident to the discontinuance and liquidation of such Designated Company's operations and assets in accordance with the preceding clause (iii).

                                   ARTICLE V
                               NEGATIVE COVENANTS

            Commencing on the Closing Date, and until terminated pursuant to
Article VI hereto, unless the Holder in each instance otherwise gives its prior written consent:

            Section 5.1     Change of Control.

            No Company will, nor will any Company permit any of its Subsidiaries to, effect a Change of Control or approve any agreements that would result in a Change of Control.

            Section 5.2     Restricted Payments.

            No Company will, nor will any Company permit any of its Subsidiaries to, declare, order, pay, make or set apart any sum for any Restricted Payment, except that (i) wholly-owned Subsidiaries of any Company may make Restricted Payments to such Company and (ii) the Companies may make regularly scheduled cash interest and principal payments required pursuant to the terms (including without limitation the subordination terms and provisions) of the Bank One Indenture and any Permitted Bank One Refinancing Documents.

            Section 5.3     Disposal of Assets.

            No Company will, nor will any Company permit any of its Subsidiaries to, transfer, sell, lease, lend or in any other manner dispose of any of its assets (except in respect to inventory sold in the ordinary course of business), unless the assets are obsolete and the proceeds from the sale are promptly applied to replace or upgrade the assets or to repay the Note in accordance with the terms of this Agreement.

            Section 5.4    Liens and Related Matters.

            (a) No Liens. No Company will, nor will any Company permit any of its Subsidiaries to, create or allow to exist any Liens on any of its real or personal property, assets, or rights of whatsoever nature (whether now owned or hereinafter acquired) except for Permitted Liens.

            (b) No Negative Pledges. No Company will, nor will any Company permit any of its Subsidiaries to, enter into or assume any agreement (other than the Loan Documents and the CIT Financing Agreement) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

            (c) No Restrictions on Distributions to Companies. Except as provided herein or in the Specified Debt Documents, no Company will, nor will any Company permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to: (1) pay dividends or make any other distribution on any of such Person's capital stock owned by such Company; (2) pay any Debt owed to any Company; (3) make loans or advances to any Company; or (4) transfer any of its property or assets to any Company.

            Section 5.5     Restriction on Fundamental Changes.

            No Company will, nor will any Company permit any of its Subsidiaries to: (a) amend, modify or waive any term or provision of its organizational documents, including without limitation its articles of incorporation, certificates of designations pertaining to preferred stock or by-laws, unless required by law; (b) enter into any transaction of merger or consolidation; (c) except as expressly contemplated by Section 4.22 with respect to any Designated Company, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person.

            Section 5.6     Fees.

            Except as set forth on Exhibit 5.6, no Company will, nor will any Company permit any of its Subsidiaries to, pay or incur any management or consulting fee (other than bona fide legal or accounting fees), in excess of $100,000 per year.

            Section 5.7     Affiliate Transactions.

            No Company will, nor will any Company permit any of its Subsidiaries to, purchase or sell any property or services or borrow or lend money or property from or to, or co-invest in any transaction with, any officer, director, management employee or other Affiliate of any Company, or any Affiliate of any such officer, director, employee or Affiliate, except for employment related transactions and transactions approved by such Company's Board of Directors in cases wherein the terms are no less favorable to such Company than those that would be available in a comparable transaction in arm's length dealing negotiated in good faith with an unaffiliated Person.

            Section 5.8     Change in Companies, Subsidiaries or Business.

            (a) No Company will, nor will any Company permit any of its Subsidiaries to, (i) change its corporate form, or (ii) amend or otherwise modify or waive any rights under its Articles of Incorporation, By-Laws, or other organizational documents in any manner which will have a material adverse effect on Holder's rights under this Agreement or any other Loan Document (and each applicable Company will promptly notify Holder of any amendment, modification, or waiver with respect to any of the foregoing documents);

            (b) No Company will, nor will any Company permit any of its Subsidiaries to, establish, organize or acquire any Subsidiaries, transfer any operating assets of such Person to a Subsidiary or Affiliate (other than any other Company), or invest in any Affiliates or other entities (other than any Company); and

            (c) Except as expressly contemplated by Section 4.22 with respect to any Designated Company, no Company will, nor will any Company permit any of its Subsidiaries to, materially change the nature of its current operations or Business.

            Section 5.9     Judgments.

            No Company will, nor will any Company permit any of its Subsidiaries to, permit any judgment in excess of $300,000 obtained against such Person to remain unpaid for over thirty (30) days without obtaining a stay of execution or bond.

            Section 5.10     Additional Debt.

            No Company will, nor will any Company permit any of its Subsidiaries to, incur any Debt, or create or incur any contingent liability, which shall not include operating leases, other than:

            (a)   the Loan;

            (b)   Debt arising under the Specified Debt Documents;

            (c)   Debt arising under the Permitted Bank One Refinancing
                  Documents;

            (d)   intercompany Debt arising from loans made between Companies;

            (e) purchase money obligations incurred solely to finance Capital Expenditures (including without limitation DCI Capital Expenditures) and capitalized leases (including without limitation DCI Capitalized Lease Obligations) for specific assets not incurred in connection with the purchase of a business, in an aggregate amount not to exceed $4,000,000 at any time outstanding;

            (f) contingent obligations in the form of customary and reasonable indemnification provisions or purchase price adjustments incurred in connection with any asset sale;

            (g) liabilities under performance, surety, bid, approval or similar bonds purchased by any Company or any Subsidiary of any Company in the ordinary course of business;

            (h) Debt arising under the documents described on Exhibit 5.10, as the same exist on the Closing Date; and

            (i) unsecured guaranties by any Company of ordinary course unsecured obligations incurred by any other Company, to the extent such obligations are permitted under this Agreement.

            Section 5.11    Permitted Investments.

            No Company will, nor will any Company permit any of its Subsidiaries to, make any investments except for the following permitted investments: (i) any obligation of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States supports the obligation or guarantee of such agency or instrumentality), (ii) any money market fund that invests solely in such obligations or types described in clause (i), or (iii) short term deposits in commercial banks having a capitalization in excess of $500,000,000.

            Section 5.12    Debt Modifications.

            No Company shall, nor shall any Company permit any of its Subsidiaries to, amend or otherwise modify (i) any of the Specified Debt Documents or (ii) any Permitted Bank One Refinancing Documents, following the execution and delivery thereof and written approval thereof by Holder; provided, that the Companies shall be permitted to amend or otherwise modify the CIT Financing Agreement to the extent permitted under the Intercreditor Agreement.

            Section 5.13    Fiscal Year.

            No Company will, nor will any Company permit any of its Subsidiaries to, change its fiscal year.

                                   ARTICLE VI
                                   TERMINATION

            All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon the Maturity Date. Until all Obligations have been fully paid and satisfied (other than those Obligations arising under Article XI, should they remain at any time the sole Obligations outstanding in accordance with the terms of this Agreement), Holder shall be entitled to retain the security interests in the collateral granted under the Security Documents and the ability to exercise all rights and remedies available to Holder under the Loan Documents and applicable laws.

                                   ARTICLE VII
                                     DEFAULT

            Section 7.1     Events of Default.

            Any of the following events shall be an "Event of Default" as that term is used herein:

            (a) Principal and Interest Payments. Any Company fails to make any payment when due of any principal, interest installment or other charge under the Note;

            (b) Representations and Warranties. Any representation or warranty made by any Company or any Subsidiary of any Company in any Loan Document proves to have been incorrect in any material respect as of the date as of which the facts therein set forth were stated or certified; or any representation, statement (including financial statements), certificate or data furnished or made by any Company or any Subsidiary of any Company (or any officer, accountant or attorney of any Company or any Subsidiary of any Company) under this Agreement, proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified;

            (c)   Covenants.

                  (i) Any Company defaults in the observance or performance of any of the covenants in any of Sections 4.1 through and including 4.14 hereof, or in the observance or performance of any of the covenants in
      Section 4.22, or in the observance or performance of any of the covenants contained in Article V hereof; or

                  (ii) Any Company defaults in the observance or performance of any covenant herein (other than a default under the covenants in any of Sections 4.1 through and including 4.14 and the covenants contained in
      Article V) and such default continues unremedied for a period of thirty
      (30) days after notice thereof being given in writing by Holder to any Company, or after an executive officer of any Company otherwise acquires knowledge of such defaults;

            (d) Loan Documents. Any Company or any Subsidiary of any Company defaults in the observance or performance of any of the covenants or agreements contained in any Loan Document to which it is a party, which default is not waived and continues beyond the expiration of any notice and cure period pertaining thereto;

            (e) Other Debt to Holder. Any Company or any Subsidiary of any Company defaults in the payment of any amounts due to Holder, or Holder declares a default by any Company or any Subsidiary of any Company, in connection with the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, collateral or other documents relating to any indebtedness of such Person to Holder, other than the Note;

            (f) Cross Default to Other Obligations. (i) A default occurs under any of the Specified Debt Documents; or (ii) without implying that such other Debt is permitted hereunder, a default occurs under any other Debt of any Company or any Subsidiary of any Company (other than Debt arising under the Specified Debt Documents or the Note) after any grace period applicable to such default has elapsed; or (iii) a default occurs under any other material agreement relating to any obligation of any Company or any Subsidiary of any Company to any Person (other than Holder) after any grace period applicable to such default has elapsed;

            (g) Involuntary Bankruptcy or Receivership Proceedings. A receiver, administrative receiver, administrator, conservator, liquidator or trustee of any Company or of any Subsidiary of any Company or of any property covered by any such Persons is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against any Company or any Subsidiary of any Company under the Bankruptcy Code; or any Company or any Subsidiary of any Company is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or is adjudicated bankrupt or insolvent; or any material portion of the properties of any Company or any Subsidiary of any Company is sequestered by court order; or a petition is filed against any Company or any Subsidiary of any Company under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect; or any other step is taken with a view to a composition, assignment, scheme of arrangement or similar arrangement with any of the creditors of any Company or any Subsidiary of any Company;

            (h) Voluntary Petitions. Any Company or any Subsidiary of any Company files a petition under the Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

            (i) Undischarged Judgments. Judgment for the payment of money in excess of $500,000, which is not covered by insurance, is rendered by any court or other governmental body against any Company or any Subsidiary of any Company, and the applicable Company or Subsidiary does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within thirty (30) days from the date of entry thereof;

            (j)   Change of Control. The occurrence of any Change of Control;
and

            (k) ERISA. Any violation of ERISA that could reasonably be expected to result in a liability to any Company or Subsidiary of any Company in excess of $50,000.

            Section 7.2     Remedies.

            Upon the occurrence and during the continuance of any Event of Default, Holder may:

            (a) by written notice to any Company, declare the entire principal amount of the Loan then outstanding, including interest accrued thereon, together with all other fees and charges payable in connection with the Loan (including, but not limited to, prepayment charges calculated as if the Note were prepaid on the date of default), to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by each Company;

            (b) exercise any of the rights or remedies provided in the Security Documents or avail itself of any other rights or remedies provided by applicable law; and

            (c) set-off any funds of any Company in the possession of Holder against any amounts then due by the Companies to Holder pursuant to this Agreement.

            Section 7.3    Application of Proceeds Following Default.

            Upon the occurrence of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the collateral secured by the Security Documents shall be applied: first, to all fees, costs and expenses incurred by Holder with respect to this Agreement and the other Loan Documents; second, to all fees due and owing to Holder; third, to accrued and unpaid interest on the Obligations (including any interest accruing after the commencement of any insolvency proceedings regardless of whether such interest is allowed by the court having jurisdiction over such proceedings); fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of any Company owing to Holder in such order and manner to the Obligations as Holder shall elect. Any balance remaining shall be delivered to the Companies.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

            The obligations of the Holder to fund the Loan shall be subject to the prior satisfaction of the following conditions:

            Section 8.1     Issuance of Note.

            The Companies shall have issued to Holder the Note.

            Section 8.2     Transaction Documents.

            The Holder shall have received, in form and substance satisfactory to it and its counsel, this Agreement and the other Loan Documents, each duly executed and delivered, and each such document shall be in full force and effect.

            Section 8.3     Certified Documents.

            The Companies shall have delivered or caused to be delivered to the Holder copies of the following documents, duly certified, or the following certificates, as applicable:

            (a) Resolutions of the Board of Directors of each Company authorizing (i) the execution, delivery, and performance of the Loan Documents to which it is a party, (ii) the consummation of the transactions contemplated by the Loan Documents to which it is a party, and (iii) all other actions to be taken by any Company in connection with the Loan Documents.

            (b) Certificates, signed by the Secretary or an Assistant Secretary of each Company, dated as of the Closing Date, as to (i) the incumbency, and containing the specimen signatures of, the Persons authorized to execute on behalf of each Company the Loan Documents, together with evidence of the incumbency of such Secretary or Assistant

Secretary, and (ii) the authenticity of each Company's Articles of Incorporation and By-Laws; and

            (c) A certificate of status or good standing of each Company, from the jurisdiction in which such Company is organized, and from each jurisdiction in which such Company is presently qualified to do business, in each case dated within 30 days of the Closing Date.

            Section 8.4 Representations and Warranties; No Default; No Adverse Change.

            The representations and warranties of each Company contained in this Agreement shall be true in all material respects on the Closing Date, and there shall exist on the Closing Date no Event of Default or breach of any Loan Document. Simula shall have delivered to the Holder an Officer's Certificate, dated as of the Closing Date, to all such effects.

            Section 8.5     Opinions of Counsel.

            The Holder shall have received the opinion or opinions of counsel to the Companies addressed to the Holder and dated as of the Closing Date, each in form and substance satisfactory to Holder and its counsel.

            Section 8.6     Transaction Permitted by Applicable Laws; No
Injunction.

            The making of the Loan shall not be prohibited by any applicable law or governmental regulation. No preliminary, temporary or permanent injunction or restraining order or other binding order, decree or ruling issued by a court or governmental agency, shall be in effect or be pending which shall or would have the effect of preventing the consummation of the transactions contemplated by this Agreement.

            Section 8.7     Approvals and Consents.

            The Holder shall have received evidence satisfactory to it that the Companies have received all authorizations, consents, approvals, licenses, franchises, permits, and certificates by or of all governmental bodies in each case, necessary for the issuance of the Note, and the execution and delivery of the Loan Documents, and all of the foregoing shall be in full force and effect on the Closing Date.

            Section 8.8     Compliance with Securities Laws.

            The offering, issuance, and sale by the Companies of the Note shall have complied with all applicable requirements of Federal and State securities laws.

            Section 8.9     Specified Debt Documents.

            No default or event of default exists or would be caused under any Specified Debt Document.

            Section 8.10     Expenses.

            The Companies shall have paid all of the reasonable fees, costs, and expenses of the Holder to the extent provided, including the fees and expenses of Holder's counsel Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., it being acknowledged that Holder has received a deposit of $140,000 from the Companies as of the date hereof, which deposit shall be applied toward such fees, costs and expenses.

            Section 8.11     Closing Fee.

            The Holder shall have received payment, in immediately available funds, of the Closing Fee.

            Section 8.12     Insurance.

            The Companies shall have furnished evidence satisfactory to the Holder that the Companies have the insurance required by the Loan Documents.

            Section 8.13     Due Diligence.

            The Holder shall have completed its financial and legal due diligence with the respect to the Companies, their management and the Business, the results of which shall be satisfactory to the Holder.

                                   ARTICLE IX
                              CONDITIONS TO FUNDING
                          OF CONTINGENT REFINANCE LOAN

            As set forth in Section 1.1 hereof, the decision to fund or to decline the funding of the Contingent Refinance Loan shall be made by Holder in its sole and absolute discretion. Unless expressly waived by Holder, however, Holder shall decline to fund the Contingent Refinance Loan in the event the following conditions shall not have been satisfied:

            Section 9.1 Representations and Warranties; No Default; No Adverse Change.

            The representations and warranties of each Company contained in this Agreement shall be true in all material respects as of the funding date of the Contingent Refinance Loan, and there shall exist on such date no Event of Default or breach of any Loan Document.

            Section 9.2     Transaction Permitted by Applicable Laws; No
Injunction.

            The making of the Contingent Refinance Loan shall not be prohibited by any applicable law or governmental regulation. No preliminary, temporary or permanent injunction or restraining order or other binding order, decree or ruling issued by a court or governmental agency, shall be in effect or be pending which shall or would have the effect of preventing the funding of the Contingent Refinance Loan.

            Section 9.3     Compliance with Securities Laws.

            The making of the Contingent Refinance Loan shall have complied with all applicable requirements of Federal and State securities laws.

            Section 9.4     Specified Debt Documents.

            No default or event of default exists or would be covered under any Specified Debt Document. In furtherance of the foregoing, the Companies hereby agree to deliver to Holder upon request evidence establishing the right of the Companies to incur the Debt under the Contingent Refinance Loan consistent with the terms and provisions of the Bank One Indenture.

            Section 9.5     Additional Documentation.

            Each Company shall have delivered to Holder such documents, agreements and instruments requested by Holder, including without limitation amendments to any and all real property deeds of trust and mortgages, and date down endorsements related thereto, each in form and substance acceptable to Holder.

                                   ARTICLE X
                                 FEES AND COSTS

            The Companies shall jointly and severally pay:

            All closing costs, brokerage and other commissions, due diligence costs, reasonable fees and expenses of Holder's attorneys for their services, and other reasonable fees and expenses incurred by the Companies or the Holder in connection with the transactions contemplated by this Agreement; and the Holder may pay or reimburse such costs or expenses directly from its funding as described in Section 1.1;

            The Closing Fee shall be paid on the Closing Date, and the Holder may pay or reimburse such Closing Fee directly from its funding as described in
Section 1.1;

            All of Holder's expenses with respect to the enforcement or preservation of Holder's rights under this Agreement, the Note, any other Loan Document, or any other agreement of the Company mentioned herein, including but not limited to attorneys' fees, appellate costs and fees, and costs incurred by Holder as a participant in any bankruptcy proceeding, workout, debt restructuring, extension of maturity or document amendment, involving any Company or any other obligor under the Note; and

            All costs and fees, including attorneys' fees and expenses, incurred by any of Holder or its Affiliates in connection with:

            (a) any suit, action or claim of Holder to enforce the provisions of this Agreement or any other document related hereto; and

            (b) any suit, action, claim or other liability asserted against any of Holder or their Affiliates by any Company or any Subsidiary of any Company, arising out of this Agreement, any other Loan Document or any document or transaction related hereto or thereto.

                                   ARTICLE XI
                    INDEMNIFICATION; ENVIRONMENTAL LIABILITY

            Each Company hereby indemnifies Holder and its directors, officers, employees, agents and controlling Persons (hereinafter collectively, "Indemnitees") against, and agrees to hold each such Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including attorneys' fees and expenses) incurred by or asserted against Holder or any such Indemnitee arising out of, in any way connected with, or resulting from the following:

            (a) this Agreement, any other Loan Document, any other documents contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, or consummation of the transactions contemplated hereby and thereby;

            (b) any and all liability and loss with respect to or resulting from any and all claims for or on account of any broker's or finder's fees or commissions with respect to this transaction as may have been created by any Company or its officers, partners, employees or agents, together with any stamp or excise taxes which may become payable in connection with this transaction;

            (c) the spilling, leaking, pumping, pouring, unsettling, discharging, leaching or releasing of hazardous substances on property owned by any Company or any Subsidiary of any Company or any violations by any Company or any Subsidiary of any Company of any Environmental Law; and

            (d) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not Holder or any such Person is a party thereto;

            PROVIDED, HOWEVER, that any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from Holder's or any other Indemnitee's gross negligence or willful misconduct.

            Notwithstanding anything to the contrary set forth in this Agreement, the provisions of this Article XI shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Note, the invalidity or unenforceability of any term or provision of this Agreement, the Note or any Loan Documents, or any investigation made by or on behalf of Holder. All amounts due under this Article XI shall be payable on written demand therefor.

                                  ARTICLE XII
                     CUMULATIVE REMEDIES; NO IMPLIED WAIVER

            Section 12.1    Cumulating; Receivership.

            None of the rights or remedies of the Holder provided herein shall be exclusive, but each shall be cumulative with and in addition to every other right or remedy of Holder, now or hereafter existing, at law or in equity, by statute, agreement or otherwise. In any action under this Agreement or any other Loan Document, the Holder shall be entitled to appointment of a receiver to administer any Company, or all or any portion of its assets as may be subject to Holder's claims.

            Section 12.2    No Implied Waiver.

            No course of dealing between Holder and any other party hereto, or any failure or delay on the part of Holder in exercising any rights or remedies hereunder, shall operate as a waiver of any rights or remedies of Holder under this or any other applicable agreement. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

                                  ARTICLE XIII
                                    PARTIES

            This Agreement will bind and accrue to the benefit of each Company, the Holder, any holders of the Note, and their successors and assigns; provided, that without Holder's express prior written consent, no Company shall be permitted to assign any of its rights or delegate any of its duties hereunder or under any other Loan Document. Any purchaser, assignee, transferee or pledgee of the Note, or any document arising in connection with the transaction subject to this Agreement (or any of them), sold, assigned, transferred, pledged or repledged by Holder shall forthwith become vested with and entitled to exercise all rights and remedies provided herein to Holder, as if said purchaser, assignee, transferee or pledgee were originally named in this Agreement in place of the Holder; provided, that any participant in the Loan shall be entitled only to those rights expressly provided by Holder in connection with the agreement giving rights to such participation, and any such participant shall have no direct rights or remedies under this Agreement or any other Loan Document.

                                  ARTICLE XIV
                                     NOTICE

            All notices or communications under this Agreement or the Note shall be in writing and mailed, postage prepaid, or delivered as follows:

            To Holder:        Allied Capital Corporation
                              401 N. Michigan Avenue
                              Suite 2050
                              Chicago, Illinois  60611
                              Attn: David Unger, Principal

                              and to

                              Goldberg, Kohn, Bell, Black,
                                 Rosenbloom & Moritz, Ltd.
                              55 East Monroe Street, Suite 3700
                              Chicago, Illinois  60603
                              Attn: Joel F. Brown, Esq.

            To any Company:   Simula, Inc.

                              2700 North Central Avenue, Suite 1000
                              Phoenix, Arizona  85004
                              Attn: Benjamin G. Clark, Esq.

                              and to

                              Bryan Cave LLP
                              Two N. Central Avenue
                              Suite 2200
                              Phoenix, Arizona  85004
                              Attn: Joseph Richardson, Esq.

or, to such subsequent addresses as may hereafter be specified by the parties. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions. Each such notice, request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive but not exclusive evidence of such delivery), or at such time as delivery is refused by addressee upon presentation.

                                   ARTICLE XV
                           RELATIONSHIP OF THE PARTIES

            This Agreement provides, among other things, for the making of loans by Holder, in its capacity as a lender, to the Companies, in their capacities as borrowers, and for the payment of interest and repayment of principal by the Companies to Holder. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of Holder to protect its interests as a lender in assuring payments of interest and repayment of principal. Nothing contained in this Agreement shall be construed as permitting or obligating Holder to act as financial or business advisors or consultants to any Company, as permitting or obligating Holder to control any Company or to conduct any Company's operations, as creating any fiduciary obligation on the part of Holder to any Company, or as creating any joint venture, agency or other relationship between the parties, other than as explicitly and specifically stated in this Agreement. Holder is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling Person, operator or other business participant of any kind of any Company; neither Holder nor any Company intend Holder to assume such status, and, accordingly, Holder shall not be deemed responsible for or a participant in any acts or omissions of any Company. Each Company represents that it had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and the other Loan Documents and with respect to all matters contained herein and therein.

            The Companies hereby acknowledge and agree that Holder, either directly or through strategic affiliations, may, subject to applicable securities laws, acquire equity, debt or other ownership interests in, provide advisory services to and generally engage in any kind of business with any Company.

                                  ARTICLE XVI
                           CONTROLLING LAW; VENUE AND
                        JURISDICTION; SERVICE OF PROCESS

            THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW. VENUE FOR ANY ADJUDICATION HEREOF, SUBJECT TO HOLDER'S UNILATERAL RIGHT TO SELECT A DIFFERENT JURISDICTION, SHALL BE IN THE COURTS OF THE STATE OF ILLINOIS OR THE FEDERAL COURTS IN SUCH STATE, TO THE JURISDICTION OF WHICH COURTS ALL UNDERSIGNED PARTIES HEREBY SUBMIT AS THE AGREEMENT OF SUCH PARTIES, AS NOT INCONVENIENT, AND AS NOT SUBJECT TO REVIEW BY ANY COURT OTHER THAN SUCH COURTS IN THE STATE OF ILLINOIS. ALL PARTIES INTEND AND AGREE THAT THE COURTS OF JURISDICTIONS IN WHICH ANY COMPANY IS INCORPORATED AND CONDUCTS ITS BUSINESS SHALL AFFORD FULL FAITH AND CREDIT TO ANY JUDGMENT RENDERED BY A COURT OF THE STATE OF ILLINOIS AGAINST SUCH COMPANY OR OTHER OBLIGEES HEREUNDER, AND THAT THE STATE OF ILLINOIS AND FEDERAL COURTS SHALL HAVE IN PERSONAM JURISDICTION TO ENTER A VALID JUDGMENT AGAINST EACH COMPANY OR OTHER OBLIGEES HEREUNDER. SERVICE OF ANY SUMMONS AND/OR COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED ON ANY COMPANY IN ANY ACTION IN RESPECT HERETO, MAY BE

MADE BY MAILING VIA REGISTERED MAIL, OR DELIVERING A COPY OF SUCH PROCESS TO THE COMPANIES AT ITS ADDRESS SPECIFIED ABOVE. THE PARTIES HERETO AGREE THAT THIS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS ARE REASONABLE AND MADE FOR THE EXPRESS BENEFIT OF HOLDER.

                                  ARTICLE XVII
                             WAIVER OF TRIAL BY JURY

            EACH PARTY TO THIS AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND DIRECTLY OR INDIRECTLY ARISING FROM OR RELATING TO THIS AGREEMENT, THE LOAN, THE LOAN DOCUMENTS OR THE DEALINGS OF THE PARTIES IN RESPECT THERETO. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS ARTICLE IS A MATERIAL TERM OF THIS AGREEMENT AND THAT THE HOLDER WOULD NOT EXTEND ANY FUNDS HEREUNDER IF THIS WAIVER OF JURY TRIAL WERE NOT A PART OF THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE. EACH PARTY HERETO AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF COMPETENT JURISDICTION, WITHOUT A JURY.

                                 ARTICLE XVIII
                               CAPTIONS; SEVERANCE

            The captions in this Agreement and the Note are inserted for convenience of reference only and shall be construed neither to limit nor amplify the meaning of the other text of such documents. To the extent any provision herein violates any applicable law, such provision shall be void and the balance of this Agreement shall remain unchanged.

                                  ARTICLE XIX
                         COUNTERPARTS; ENTIRE AGREEMENT

            This Agreement may be executed in as many counterpart copies and with as many counterpart signature pages as may be convenient. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement; it shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties. This Agreement, the Note, the exhibits hereto and the documents mentioned herein set forth the entire agreements and understandings of the parties hereto in respect of this transaction. Any verbal agreements in respect of this transaction are hereby terminated. The terms herein may not be changed verbally but only by a writing signed by the party against which enforcement of the change is sought.

                                   ARTICLE XX
                      DEFINITIONS AND RULES OF CONSTRUCTION

            Section 20.1    Definitions.

            As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings as follow:

            "Affiliate" means any Person which, directly or indirectly, controls or is controlled by, or is under common control with any other Person. A Person shall be deemed to be "controlled" by any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

            "Affiliated Person" shall have the definition for such term set forth in Section 2(a)(3) of the Investment Company Act of 1940, as amended;

            "Agreement" is defined as this Loan Agreement and the exhibits and schedules hereto, as the same may be amended, amended and restated or otherwise modified from time to time;

            "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following: (a) any of the capital stock or other equity or ownership interest of any of Simula's Subsidiaries or (b) any or all of the assets of any Company other than sales of inventory in the ordinary course of business;

            "Autoliv" means Autoliv AB, Autoliv GmbH, Autoliv France SNC, Autoliv ASP, Inc., Autoliv North America, Inc. and Autoliv, Inc., collectively;

            "Autoliv Settlement Agreement" means that certain Settlement Agreement dated as of September 27, 2000 among certain Companies and Autoliv;

            "Bank One Indenture" means that certain Indenture dated as of April 1, 1997 by and among Simula, certain additional Companies, as guarantors, and Bank One, Columbus, NA, as Trustee, as amended by that certain Supplement No. 1 effective as of October 15, 1998 by and among Simula, certain additional Companies, as guarantors, and Bank One, Columbus, NA, as Trustee, and as otherwise amended or modified through the Closing Date;

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder;

            "Business" shall have the meaning set out in Section 3.2 hereof;

            "Capital Expenditures" is defined as expenditures for capital improvements or acquisitions;

            "Change of Control" is defined as the occurrence of any of the following events: (i) any Person or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) who is not presently a stockholder of Simula other than a trustee or other fiduciary holding securities under an employee benefit plan of Simula, is or becomes the "beneficial owner" (as such term is defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly, of securities of Simula representing 30% or more of the combined economic interest or voting power of Simula's then outstanding securities; or (ii) during any one year period individuals who at the beginning of such period constitute the Board of Directors of Simula and any new director whose election by such Board or nomination for election by Simula's shareholders was approved by a vote of at least two-thirds (2/3) of members then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of such Board of Directors; or (iii) except in connection with the sale or liquidation of any Designated Company's operations and assets pursuant to the provisions of Section 4.22, the shareholders of any Company approve a plan of complete liquidation of such Company or any agreement for the sale or disposition by such Company of all, or substantially all, of such Company's assets; or (iv) except as the result of the sale of any Designated Company pursuant to the provisions of Section 4.22, any Subsidiary of any Company existing as of the Closing Date ceases for any reason to be wholly-owned by such Company; provided, however, that notwithstanding anything contained in clauses
(i) through (iv) herein to the contrary, if Stanley Desjardins renews or grants a proxy or otherwise enters into a voting arrangement whereby his shares of Simula common stock are voted by the Simula Board of Directors or one or more members thereof, such event shall not in and of itself constitute a Change of Control;

            "CIT" means The CIT Group/Business Credit, Inc., a New York corporation;

            "CIT Financing Agreement" means that certain Financing Agreement dated December 30, 1999 between CIT and the Companies, as amended to date and as the same may be amended from time to time pursuant to the terms of the Intercreditor Agreement;

            "CIT Loans" means the loans and other financial accommodations made by CIT pursuant to the CIT Financing Agreement;

            "Closing Date" shall mean the date of this Agreement;

            "Closing Fee" shall have the meaning set forth in Section 1.5;

            "Company" and "Companies" shall have the meaning set forth in the preamble hereof;

            "Consolidated Debt" shall mean, as of the date of any determination thereof, all Debt of the Companies as of such date (provided that any revolving loans available to any Company shall be averaged over the one month period ending on such date), determined on a consolidated basis and in accordance with GAAP;

            "Consolidated Debt to EBITDA Ratio" shall mean, as of any date, the ratio of (a) Consolidated Debt as of such date to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period of the Companies ending on such date;

            "Consolidated EBITDA" shall mean, for the period in question, the sum of (a) Net Income during such period plus (b) to the extent deducted in determining such Net Income, the sum of (i) Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by the Companies during such period (whether paid or deferred), plus
(iii) all depreciation and amortization expenses of the Companies during such period, plus (iv) any extraordinary losses during such period, plus (v) any losses incurred in connection with the repayment in full on or about the date hereof of the Companies' obligations owing to Levine Leichtman Capital Partners II, LP, including accrued interest, fees and costs in connection therewith, plus
(vi) any losses from the sale or other disposition of property other than in the ordinary course of business during such period, plus (vii) all non-cash expenses during such period arising from the use of capital stock of Simula to pay compensation minus (c) to the extent added in determining such Net Income, the sum of (i) any extraordinary gains during such period, plus (ii) any gains from the sale or other disposition of property other than in the ordinary course of business during such period, plus (iii) any revenue realized by the Companies in respect of settlement payments by Autoliv pursuant to the Autoliv Settlement Agreement, plus (iv) any sale price adjustments made by any Company in respect of components sold to Autoliv pursuant to the Autoliv Settlement Agreement, all determined in accordance with GAAP; provided, however, that notwithstanding the foregoing, for the fiscal quarters ending March 31, 2001 and June 30, 2001, Consolidated EBITDA for such fiscal quarters shall be deemed to be $3,802,000 and $4,382,000, respectively;

            "Contingent Loan Fee" has the meaning set forth in Section 1.5(b);

            "Contingent Refinance Loan" has the meaning set forth in the Recitals hereof;

            "Contingent Refinance Loan Purposes" has the meaning set forth in the Recitals hereof;

            "Current Interest Tranche" shall have the meaning set forth in
Section 1.2;

            "DCI Capital Expenditures" means Capital Expenditures made in connection with the manufacture, implementation and production of distributed charge inflators;

            "DCI Capitalized Lease Obligations" means capitalized lease obligations incurred in connection with the manufacture, implementation and production of distributed charge inflators;

            "Debt" of any Person shall mean, as of the date of determination thereof, the sum of, without duplication, (a) all indebtedness of such Person for borrowed money (including, without limitation, each Company's obligations hereunder, and with respect to the Specified Debt Documents), plus (b) all indebtedness of such Person which has been incurred in connection with the purchase or other acquisition of property (other than unsecured trade accounts payable incurred in the ordinary course of business), plus (c) all capitalized lease obligations of such Person, plus (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; plus (e) "earnouts" and similar payment obligations; plus, (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, plus
(g) the aggregate undrawn face amount of all letters of credit issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (h) all guarantees by such Person of Debt of others; provided, however, that the unsecured guarantee by any Company of any other Company's obligations shall not constitute Debt to the extent such underlying obligations constitute Debt;

            "Default" shall mean any event or circumstance which, upon notice and/or the lapse of time, will constitute an Event of Default;

            "Deferred Interest Tranche" shall have the meaning set forth in
Section 1.2 hereof;

            "Designated Company" means any Subsidiary of Simula as may be agreed to in writing from time to time between Simula and Holder.

            "Designated Sum" means the sum of (i) $5,000,000, plus (ii) in the event that, subject to the terms and provisions of this Agreement, either Simula sells the outstanding capital stock of a Designated Company or a Designated Company sells all or substantially all of the assets of such Designated Company, an amount equal to the Net Proceeds of such sale minus the amount required to be repaid to CIT under the CIT Financing Agreement in connection with such sale.

            "Environmental Law" shall mean all Federal, state or local environmental laws, regulations and ordinances, including, but not limited to, CERCLA and the Federal Clean Water Act;

            "ERISA" is defined as the Employee Retirement Income Security Act of 1974, as amended;

            "Event of Default" shall have the meaning set forth in Section 7.1 hereof;

            "Excess Cash Flow" means for any fiscal year of the Companies Consolidated EBITDA of the Companies and their Subsidiaries for such fiscal year minus the sum of the following: (i) all provisions for any Federal, state, local and/or foreign income taxes made by any Company during such fiscal year (whether paid or deferred), (ii) unfinanced Capital Expenditures of the Companies during such year, (iii) scheduled principal payments with respect to Debt actually paid in cash (including the principal portion of scheduled payments of capitalized lease obligations but excluding mandatory prepayments required under this Agreement and excluding principal payments on the revolving credit loans under the CIT Financing Agreement) during such year (iv) Interest Expense for such year, and (v) the aggregate of all voluntary prepayments of the Loan made during such year in accordance with the terms of this Agreement;

            "Exchange Act" is defined as the Securities Exchange Act of 1934, as amended;

            "Fixed Charge Coverage Ratio" shall mean, for the period in question, the ratio of (a) Consolidated EBITDA during such period, to (b) Fixed Charges during such period, all determined in accordance with GAAP;

            "Fixed Charges" shall mean, for the period in question, without duplication, the sum of (a) the aggregate amount of all principal payments required to be made by the Companies on all Debt during such period (including the principal portion of payments in respect of capitalized leases but excluding, to the extent otherwise included in this clause (a), (i) DCI Capitalized Lease Obligations and (ii) principal payments on the revolving credit loans under the CIT Financing Agreement), plus (b) all unfinanced Capital Expenditures made by any Company during such period (exclusive of DCI Capital Expenditures), plus (c) all Federal, state, local and/or foreign income taxes paid or payable by any Company in cash during such period, plus (d) the aggregate amount of all Interest Expense of the Companies during such period, to the extent payable in cash, plus (e) all dividends and other distributions made by Simula to its shareholders during such period, all determined in accordance with GAAP; provided, however, that notwithstanding the foregoing, for the fiscal quarters ending March 31, 2001 and June 30, 2001, Fixed Charges for such fiscal quarters shall be deemed to be $2,540,000 and $4,110,000, respectively;

            "GAAP" is defined as generally accepted accounting principles as established from time-to-time by the Financial Accounting Standards Board, consistently applied and maintained throughout the period indicated;

            "Holder" shall have the meaning set forth in the preamble hereof;

            "Indemnitees" shall have the definition set out in Article XI hereof;

            "Initial Loan" has the meaning set forth in the Recitals hereof;

            "Initial Specified Loan Purposes" shall have the meaning set forth in the Recitals hereof;

            "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith between Holder and CIT;

            "Interest Coverage Ratio" shall mean, for the period in question, the ratio of (a) Consolidated EBITDA during such period, to (b) Interest Expense during such period, to the extent payable in cash, all determined in accordance with GAAP;

            "Interest Expense" shall mean, for the period in question, without duplication, all gross interest expense of any Company (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by any Company with respect to letters of credit, the net costs associated with any interest rate swap, interest rate cap or other interest rate hedge obligations of any Company, capitalized interest expense, the interest portion of capitalized lease obligations and the interest portion of any deferred payment obligation) for such period, all determined on in accordance with GAAP; provided, however, that notwithstanding the foregoing, for the fiscal quarters ending March 31, 2001 and June 30, 2001, Interest Expense paid in cash for such fiscal quarters shall be deemed to be $1,900,000 and $1,980,000, respectively;

            "Investment Company" shall have the definition for such term set out in the Investment Company Act of 1940, as amended;

            "Key Company" means each of Simula, Simula Automotive Safety Devices, Inc., an Arizona corporation, Simula Safety Systems, Inc., an Arizona corporation and Simula Automotive Safety Devices Limited, a United Kingdom corporation;

            "Liens" is defined as any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes;

            "Litigation Schedule" shall have the meaning set forth in Section
3.3 hereof;

            "Loan" shall mean the Initial Loan together with, in the event the Contingent Refinance Loan is funded by Holder, the Contingent Refinance Loan. In the event that the Contingent Refinance Loan is not for any reason funded by Holder (and at all times prior to September 1, 2003), the term "Loan" shall mean the Initial Loan;

            "Loan Documents" shall mean this Agreement, the Note, the Security Documents and all other instruments, documents and agreements executed by or on behalf of any Company and delivered concurrently herewith or at any time hereafter to or for the benefit of Holder in connection with the Loan and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time;

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Companies and their Subsidiaries taken as a whole, or (b) the business, operations, affairs, financial condition, assets or properties of any Key Company, under situations in which there exists no concurrent and reasonably equivalent related material benefit to any other Company or (c) the ability of any Company to perform its respective payment or other obligations under any of the Loan Documents, or (d) the validity or enforceability of any of the Loan Documents;

            "Maturity Date" shall mean the earlier of (i) the Specified Termination Date and (ii) the date on which the Obligations are accelerated pursuant to the terms of this Agreement;

            "Net Income" shall mean the after-tax net income (or loss) of the Companies on a consolidated basis for the period in question, determined in accordance with GAAP;

            "Net Proceeds" means (x) with respect to any Asset Disposition, cash proceeds received by any Company from such Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with such Asset Disposition), net of (a) the reasonable costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Debt (other than the Obligations and the CIT Loans) secured by a Lien on the asset or property disposed and (y) with respect to any issuance of debt and/or equity securities of any Company, the cash proceeds received by such Company from such issuance, net of any reasonable costs of such issuance;

            "Note" shall mean that certain Term Note of even date herewith executed by the Companies in favor of Holder, as the same may be amended, amended and restated or otherwise modified from time to time;

            "Obligations" mean all obligations, liabilities and indebtedness of every nature of each Company from time to time owed to Holder under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against any Company or any Subsidiary of any Company;

            "Permitted Bank One Refinancing Documents" means documents, agreements and instruments having terms and provisions, including without limitation subordination terms and provisions, acceptable to Holder in its sole discretion as indicated by Holder's written approval thereof, pursuant to which Simula and/or one or more Companies incurs debt, the proceeds of which are used to repay in full prior to the maturity thereof the 9 1/2% Senior Subordinated Notes, together with all accrued and unpaid interest and fees thereon. Without limitation of Holder's sole right to approve the terms and provisions of any documents, agreements and instruments described in the proceeding sentence, Holder's approval thereof shall be conditioned upon, among other things, (x) the subordination of the Debt arising thereunder on terms at least as favorable to Holder as those subordination provisions currently in effect with respect to the 9 1/2% Senior Subordinated Notes and (y) the maturity of the Debt arising thereunder on a date no earlier than May 1, 2004.

            "Permitted Liens" shall mean (i) Liens at any time granted in favor of Holder or otherwise consented to by Holder, pursuant to the Intercreditor Agreement or otherwise, or (ii) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, but only if payment thereof is not at the time required or is being contested in good faith and by appropriate proceedings with adequate reserves maintained in accordance with GAAP; (iii) Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the purchase or other acquisition of property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been established; (iv) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary or desirable for the conduct of the activities of a Company or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Company; (v) Liens existing as of the Closing Date and listed on Exhibit 20.1 attached hereto; (vi) purchase money Liens granted to a Person financing a Capital Expenditure so long as (A) the Lien granted is limited to the specific fixed assets acquired and the proceeds thereof, (B) the aggregate principal amount of debt secured by the Lien is not more than the acquisition cost of the specific fixed assets on which the Lien is granted, as reduced by repayments of principal thereon and (C) the transaction does not violate any other provision of this Agreement; and (vii) capitalized leases;

            "Person" is defined as any natural person, partnership, corporation, limited liability company, nation, state, government, union, association, governmental agency, tribunal, board, bureau and any other form of business or legal entity;

            "PIK Percentage" shall mean six percent (6%); provided, however, that in the event that the Consolidated Debt to EBITDA Ratio for any four fiscal quarter period is less than 3.50 to 1.0, as evidenced by a written certification of a Responsible Officer delivered in accordance with Section 4.2, the PIK Percentage for the fiscal quarter in which such certification is delivered shall mean five and one-half of one percent (5.5%).

            "Principal Balance" shall mean the sum of (i) the unpaid principal balance of the Loan or any specified portion thereof outstanding from time to time, plus (ii) interest payable under the Deferred Interest Tranche which has been capitalized pursuant to

Section 1.3(a)(ii), plus (iii) interest which has been capitalized pursuant to clause (c) of Section 1.4;

            "Quarterly Payment Date" means the last day of each March, June, September and December, beginning with September 30, 2001;

            "Redemption Charge" shall have the meaning set forth in Section 1.6(c)(i).

            "Responsible Officer" means any of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of Simula;

            "Restricted Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, any Company or any Subsidiary of any Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, any Company or any Subsidiary of any Company now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Debt subordinated to the Obligations including, without limitation, the Debt incurred pursuant to the Bank One Indenture; (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, any Company or any Subsidiary of any Company now or hereafter outstanding; and (v) distributions of preferred stock or common stock rights, or shares of preferred stock or common stock issued pursuant to such rights, issued pursuant to any shareholder rights plan duly adopted by the Simula Board of Directors and approved in writing by Holder prior to the adoption thereof, for the purpose of takeover protection;

            "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Person concurrently herewith or at any time hereafter to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing, all as amended, supplemented or modified from time to time;

            "Simula" shall have the meaning set forth in preamble hereof;

            "Specified Availability" means, as of any measurement date, the sum of (x) "Availability", as such term is defined in the CIT Financing Agreement, as evidenced by the most recently available borrowing base certificate or such other documentation prepared by the Companies and delivered to Holder, which documentation shall be reasonably acceptable to Holder, plus (y) available cash on hand as of such date;

            "Specified Debt Documents" shall have the meaning set forth in
Section 3.9 hereof;

            "Specified Prepayment Event" means each of (i) the receipt by any Company of Net Proceeds of an Asset Disposition, excluding only sales of obsolete assets, (ii) the receipt by any Company of Net Proceeds from the issuance of any debt and/or equity securities, and (iii) the occurrence of a Change of Control;

            "Specified Termination Date" means December 31, 2003;

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof;

            "9 1/2% Senior Subordinated Notes" means those certain 9 1/2% Senior Subordinated Notes of Simula due September 30, 2003, issued pursuant to the terms of the Bank One Indenture.

            Section 20.2    Rules of Construction.

            The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Unless the context otherwise requires:

            (a)   A term has the meaning assigned to it;

            (b)   "Or" is not exclusive;

            (c)   Provisions apply to successive events and transactions;

            (d) "Herein", "Hereof", "Hereto", "Hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless otherwise so provided;

            (e) All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender; and

            (f) All financial terms used herein and not capitalized shall have the meaning accorded them under GAAP.



                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            SIMULA, INC.,
                            an Arizona corporation


                            By  /s/ Bradley P. Forst
                               ---------------------------------------------
                            Its     President and Chief Executive Officer
                               ---------------------------------------------


                            THE SUBSIDIARIES OF SIMULA, INC.:

                            AI CAPITAL CORP.,
                            an Arizona corporation


                            By  /s/  Benjamin S. Clark
                               ---------------------------------------------
                            Its      President
                               ---------------------------------------------


                            CCEC CAPITAL CORP.,
                            an Arizona corporation


                            By  /s/ Benjamin S. Clark
                               ---------------------------------------------
                            Its     President
                               ---------------------------------------------


                            INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC., an Arizona corporation


                            By  /s/ Joseph W. Coltman
                               ---------------------------------------------
                            Its     President
                               ---------------------------------------------


                            SIMULA ARTCRAFT INDUSTRIES INC.,
                            an Arizona corporation


                            By  /s/ J. Michael Miller
                               ---------------------------------------------
                            Its     President
                               ---------------------------------------------

                            SIMULA AUTOMOTIVE SAFETY DEVICES, INC.,
                            an Arizona corporation


                            By  /s/ Benjamin S. Clark
                               ---------------------------------------------
                            Its     Secretary
                               ---------------------------------------------


                            SIMULA COMPOSITES CORPORATION,
                            a Delaware corporation


                            By  /s/ Benjamin S. Clark
                               ---------------------------------------------
                            Its     President
                               ---------------------------------------------


                            SIMULA POLYMER SYSTEMS, INC.,
                            an Arizona corporation


                            By  /s/ Benjamin S. Clark
                               ---------------------------------------------
                            Its     Secretary
                               ---------------------------------------------


                            SIMULA SAFETY SYSTEMS, INC.,
                            an Arizona corporation


                            By  /s/ Joseph W. Coltman
                               ---------------------------------------------
                            Its     President
                               ---------------------------------------------


                            SIMULA TECHNOLOGIES, INC.,
                            an Arizona corporation


                            By  /s/ Joseph W. Coltman
                               ---------------------------------------------
                            Its     President
                               ---------------------------------------------

                            SIMULA TRANSPORTATION EQUIPMENT CORPORATION, an Arizona corporation


                            By  /s/ Benjamin S. Clark
                               ---------------------------------------------
                            Its     President
                               ---------------------------------------------


                            SIMULA AUTOMOTIVE SAFETY DEVICES, LTD.,
                            a United Kingdom limited company


                            By  /s/ Benjamin S. Clark
                               ---------------------------------------------
                            Its     Assistant Secretary
                               ---------------------------------------------


                            HOLDER:

                            ALLIED CAPITAL CORPORATION


                            By  /s/ David Unger
                               ---------------------------------------------
                            Its     Principal
                               ---------------------------------------------